                                                                  EXHIBIT 10.13






                                    AGREEMENT


                              DATED 30 March, 2001

                                   $23,000,000


                            REVOLVING CREDIT FACILITY


                                       FOR



                           MADISON OIL COMPANY EUROPE

                             MADISON OIL FRANCE S.A.

                                       and

                            MADISON/CHART ENERGY SCS


                                   ARRANGED BY


                                BARCLAYS CAPITAL






                           [ALLEN & OVERY LETTERHEAD]
                                     London

                                      INDEX

CLAUSE                                                                      PAGE
1.       Interpretation.......................................................1
2.       The Facility........................................................21
3.       Purpose.............................................................23
4.       Conditions Precedent................................................24
5.       Drawdown............................................................24
6.       Repayment...........................................................25
7.       Prepayment, Cancellation and Mitigation.............................26
8.       Interest Periods....................................................29
9.       Interest............................................................30
10.      Payments............................................................31
11.      Taxes...............................................................33
12.      Market Disruption...................................................35
13.      Increased Costs.....................................................36
14.      Illegality..........................................................38
15.      Guarantee...........................................................38
16.      Forecasts...........................................................41
17.      Control Accounts....................................................43
18.      Representations and Warranties......................................46
19.      Undertakings........................................................54
20.      Default.............................................................65
21.      The Agents and the Arranger.........................................72
22.      Fees................................................................78
23.      Expenses............................................................78
24.      Stamp Duties........................................................79
25.      Indemnities.........................................................79
26.      Evidence and Calculations...........................................80
27.      Amendments and Waivers..............................................81
28.      Changes to the Parties..............................................82
29.      Disclosure of Information...........................................85
30.      Set-Off.............................................................86
31.      Pro Rata Sharing....................................................87
32.      Severability........................................................88
33.      Counterparts........................................................88
34.      Notices.............................................................88
35.      Jurisdiction........................................................90
36.      Governing Law.......................................................91

SCHEDULES

1.       Parties.............................................................92
         Part I - Borrowers..................................................92
         Part II - Guarantors................................................93
         Part III - Banks and Commitments....................................94
2.       Conditions Precedent Documents......................................95
         Part I - Documentary Conditions Precedent...........................95
         Part II - Additional Guarantors.....................................99
3.       Calculation of the Mandatory Cost..................................100
4.       Form of Request....................................................102
5.       Charges to the Parties.............................................103
         Part I - Form of Novation Certificate..............................103
         Part II - Guarantor Accession Agreement............................104
6.       Total Commitments Reduction Schedule...............................105

SIGNATORIES.................................................................106

THIS AGREEMENT is dated 30 March, 2001 between:

(1)      THE COMPANIES listed in Part I of Schedule 1 as borrowers (each a
         "BORROWER");

(2) THE COMPANIES listed in Part II of Schedule 1 as the original guarantors (each an "ORIGINAL GUARANTOR");

(3) MADISON/CHART ENERGY SCS a French Societe en Commandite simple, registered with the Commercial and Company Registry of Paris under number 391 727 450) as the Borrowers' agent (the "BORROWERS' AGENT");

(4)      BARCLAYS CAPITAL as arranger (in this capacity the "ARRANGER");

(5) THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 as banks (each a "BANK");

(6)      BARCLAYS BANK PLC as facility agent (in this capacity the "FACILITY
         AGENT");

(7)      BARCLAYS BANK PLC as technical agent (in this capacity the "TECHNICAL
         AGENT");

(8) BARCLAYS BANK PLC as the ancillary bank (in this capacity the "ANCILLARY BANK"); and

(9) BARCLAYS BANK PLC, NEW YORK BRANCH as security agent in respect of certain of the Security Documents (the "US SECURITY TRUSTEE").

IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ACCOUNT BANK"

         means Barclays Bank PLC or such other Bank as the Banks may from time to time agree.

         "ADDITIONAL GUARANTOR"

         means a member of the Group which becomes a Guarantor in accordance with Clause 28.4 (Additional Guarantors).

         "AFFILIATE"

         means in respect of a person, any person that is its Subsidiary or holding company or any other Subsidiary of any such holding company (and for this purpose a person is a "HOLDING COMPANY" of another person if that other person is its Subsidiary).

         "AGENT"

         means the Facility Agent, the Technical Agent or the US Security
         Trustee.

         "AGENT'S SPOT RATE OF EXCHANGE"

         means, for any particular day, the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Dollars at or about 11.00 a.m. on that day.

         "ANCILLARY FACILITY"

         means any facility made available under an Ancillary Facility Letter.

         "ANCILLARY FACILITY LETTER"

         means any document relating to any credit or banking facility (other than the Facility) made, or to be made, available to MCE by the Ancillary bank at any time and including, without limitation:

         (a) the facility letter of the same date as this Agreement in relation to a letter of credit line of $1,000,000;

         (b) the facility letter of the same date as this Agreement in relation to a spot, forward exchange transaction facility of $2,000,000;

         (c) the general indemnity of the same date as this Agreement in relation to bonds, indemnification and guarantees; and

         (d) any supplement, amendment, extension or replacement of any of the above.

         "ASSUMPTIONS"

         means all assumptions used or to be used to prepare a Forecast as determined in accordance with Clause 16.2 (Preparation and approval of Forecasts).

         "AVAILABLE NCF"

         means, for any period, the amount (if any) by which the aggregate amount of Gross Revenues received by MCE during that period exceeds the aggregate amount of:

         (a)      all Permitted Payments paid by MCE during that period; and

         (b) the aggregate amount of interest that is payable on Loans during that period,

         as notified by the Borrowers' Agent to the Facility Agent within 2 Business Days after the end of that period and approved by the Majority Banks or, if it is not so notified or approved, as determined by the Technical Agent and approved by the Majority Banks.

         "BANK OF SCOTLAND CREDIT AGREEMENT"

         means the credit agreement dated 30th June, 1998 between (among others) MCE and The Governor and Company of The Bank of Scotland.

         "B/C DISCHARGE DATE"

         means the first date after the borrowing of any Loan under Tranche B or Tranche C on which no Loan is outstanding under Tranche B or under Tranche C.

         "BORROWING BASE AMOUNT"

         means, at any time, the amount determined by dividing the Relevant NPV by 1.5.

         "BORROWING BASE ASSET"

         means, subject to Clause 16.3 (Additional Borrowing Base Assets), the following oil fields in France:

         (a)      Charmottes;

         (b)      Courteney;

         (c)      Chuelles;

         (d)      St. Firmin; and

         (e)      Chateau Renard.

         "BORROWING BASE INTEREST"

         means all of MCE's present and future interest in a Borrowing Base Asset and all Project Documents, Facilities and Insurances relative to a Borrowing Base Asset.

         "BORROWING BASE PETROLEUM"

         means, in respect of a Borrowing Base Asset, all petroleum won and saved from that Borrowing Base Asset that accrues to the Borrowing Base Interest in that Borrowing Base Asset (including, without limitation, any such petroleum that is royalty petroleum).

         "BRIDGE FACILITY LETTER"

         means the facility letter from Barclays Bank PLC to Madison Oil Company Europe for a $2,500,000 term loan facility, dated 16th February, 2001.

         "BUSINESS DAY"

         means a day (other than a Saturday or a Sunday) on which banks are open for business in London and New York.

         "CALCULATION DATE"

         means each 30th June and 31st December.

         "COMMITMENT"

         means:

         (a) in relation to a Bank which is a Bank on the date of this Agreement, the amount in Dollars set opposite its name in Part III of Schedule 1 and the amount of any other Bank's Commitment acquired by it under Clause 28 (Changes to the Parties); and

         (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Commitment acquired by it under Clause 28 (Changes to the Parties),

         to the extent not cancelled, transferred or reduced under this Agreement.

         "COMMITMENT PERIOD"

         means the period from the date of this Agreement up to (and including) the date falling one month before the Final Repayment Date.

         "COMPENSATION"

         means:

         (a) any proceeds payable or paid to MCE under or in respect of any Insurances (other than Insurances in respect of delay in start-up, business interruption, liabilities to third-parties, seepage, pollution or the cost of control of wells);

         (b)      any compensation or similar payment in respect of:

                  (i) the nationalisation, expropriation, requisitioning or compulsory acquisition or disposal of all or any part of any Borrowing Base Asset or Borrowing Base Interest;

                  (ii) the refusal, revocation, suspension or modification by any governmental or similar authority of any Project Document; and

         (c) any amount payable or paid to MCE in respect of any disposal of all or part of any Borrowing Base Interest.

         "COMPENSATION ACCOUNT"

         means the account to be maintained by MCE under Clause 17.3 (Compensation Account).

         "COMPUTER MODEL"

         means the computer model used to produce the Forecast delivered under paragraph 6(a) of Part I of Schedule 2 (as amended from time to time with the Technical Agent's consent).

         "CONTROL ACCOUNT"

         means a Revenue Account or Compensation Account.

         "DANGEROUS SUBSTANCE"

         means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing harm to man or any other living organism or damaging the environment.

         "DEFAULT"

         means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

         "DISTRIBUTION"

         means:

         (a) any payment by MCE other than a Permitted Payment or payment of an amount payable under the Finance Documents (and including, without limitation, any dividend or other distribution (whether in cash or kind) in respect of MCE's share capital); and

         (b) any payment by MOF or MOCE of any dividend or other distribution (whether in cash or kind) in respect of any of its share capital or stock and any payment by any such Obligor of or in respect of any Financial Indebtedness (other than Financial Indebtedness arising under the Finance Documents).

         "DOLLARS" and "$"

         means the lawful currency for the time being of the United States of America.

         "DOLLAR REVENUE ACCOUNT"

         means the Revenue Account to be maintained by MCE in Dollars under Clause 17.2 (Revenue Accounts).

         "DRAWDOWN DATE"

         means the date of the advance of a Loan.

         "ELF OIL HEDGE"

         means the oil swap (Contract No AOAOP4204774/72) entered into between Elf Trading SA and MCE on 15 June, 2000.

         "ENVIRONMENTAL CLAIM"

         means any claim by any person as a result of or in connection with any violation of Environmental Law or any Environmental Contamination which could give rise to any remedy or penalty (whether interim or final) or liability for any Obligor or any Finance Party.

         "ENVIRONMENTAL CONTAMINATION"

         means each of the following and their consequences:

         (a) any release, emission, leakage or spillage of any Dangerous Substance at or from a Borrowing Base Asset; or

         (b) any accident, fire, explosion or sudden event at a Borrowing Base Asset which is directly or indirectly caused by or attributable to any Dangerous Substance; or

         (c) any other pollution of the environment arising from a Borrowing Base Asset.

         "ENVIRONMENTAL LAW"

         means any law or regulation concerning the protection of human health or the environment or the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

         "ENVIRONMENTAL LICENCE"

         means any authorisation required by any Environmental Law.

         "ERISA"

         means the United States Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE"

         means each trade or business, whether or not incorporated, that would be treated as a single employer with any Obligor under section 414 of the United States Internal Revenue Code of 1986, as amended. When any provision of this Agreement relates to a past event, the term "ERISA AFFILIATE" includes any person that was an ERISA Affiliate of an Obligor at the time of that past event.

         "EVENT OF DEFAULT"

         means an event specified as such in Clause 20.1 (Events of Default).

         "EXCLUDED SUBSIDIARY"

         means Trinidad Exploration & Development Ltd UK, Trinidad Exploration & Development Ltd Trinidad or Karak Petroleum Pakistan Ltd.

         "FACILITY"

         means the facility referred to in Clause 2.1 (Facility).

         "FACILITY OFFICE"

         means the office(s) notified by a Bank to the Facility Agent:

         (a)      on or before the date it becomes a Bank; or

         (b)      by not less than five Business Days' notice,

         as the office(s) through which it will perform all or any of its obligations under this Agreement.

         "FEE LETTER"

         means any letter of the same date as this Agreement between MCE or MOCE and the Arranger, the Facility Agent, or the Technical Agent that is stated on its face to be a Fee Letter.

         "FINAL REPAYMENT DATE"

         means the earlier of 7th January, 2006 and the Reserve Tail Date.

         "FINANCE DOCUMENT"

         means this Agreement, the Ancillary Facility Letters, a Hedging Agreement, a Security Document, a Subordination Agreement, a Fee Letter, a Novation Certificate, a Guarantor Accession Agreement or any other document designated as such by the Facility Agent and the Borrowers' Agent.

         "FINANCE PARTY"

         means the Arranger, a Bank, the Ancillary Bank, a Hedging Bank or an Agent.

         "FINANCIAL INDEBTEDNESS"

         means any indebtedness (whether actual or contingent) in respect of:

         (a)      moneys borrowed or any debit balance at bank;

         (b)      any debenture, bond, note, loan stock or other security;

         (c)      any acceptance or documentary credit;

         (d) receivables sold or discounted (otherwise than on a non-recourse basis);

         (e) the acquisition cost of any asset to the extent payable more than 90 days before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

         (f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

         (g) any currency, interest or commodity (including, without limitation, petroleum) swap, cap, collar or hedging arrangement or any other derivative instrument;

         (h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money (other than an issue of preference shares that are not redeemable in any circumstances); or

         (i) any guarantee in respect of any other Financial Indebtedness of any person.

         "FORECAST"

         means a cashflow projection prepared in accordance with Clause 16 (Forecasts).

         "FRANC COMPENSATION ACCOUNT"

         means the Compensation Account to be maintained by MCE in French Francs/Euros under Clause 17.3 (Compensation Account).

         "FRANC REVENUE ACCOUNT"

         means the Revenue Account to be maintained by MCE in French Francs/Euros under Clause 7.2 (Revenue Account).

         "FRENCH FRANCS/EUROS"

         means the lawful currency for the time being of France.

         "FRENCH GUARANTOR"

         means any Guarantor which is a legal entity created or organised in or under the laws of France (and "FRENCH ADDITIONAL Guarantor" shall be construed accordingly).

         "GROSS REVENUES"

         means (without duplication):

         (a) the gross proceeds (without any deductions whatsoever) of any disposal of Borrowing Base Petroleum;

         (b) any gross tariffs (without any deductions whatsoever) in respect of use or reservation of capacity of any pipeline forming part of, or relating to, any Borrowing Base Asset;

         (c)      any tax refunds payable to MCE;

         (d) (except for the purposes of any Forecast or calculating the Relevant NPV) interest credited to any of the Control Accounts;

         (e)      any net amount payable to the Borrower under any Hedging
                  Arrangement;

         (f)      any sales taxes payable on any Gross Revenues;

         (g) any payment into the Revenue Account from the Compensation Account pursuant to Clause 17.3(c) (Compensation Account);

         (h) any other amount payable to MCE in respect of any Borrowing Base Petroleum, Borrowing Base Interest or Borrowing Base Asset except to the extent that it constitutes Compensation or is payable under insurances in respect of liabilities to third-parties, seepage, pollution or the cost of control of wells.

         "GROUP"

         means, at any time MOC and all of its Subsidiaries for the time being.

         "GUARANTOR"

         means an Original Guarantor or an Additional Guarantor.

         "GUARANTOR ACCESSION AGREEMENT"

         means a deed in the form of Part II of Schedule 5 with such amendments as the Facility Agent may approve or reasonably require.

         "HEDGING AGREEMENT"

         means:

         (a) any transaction entered into with Barclays Bank PLC on the date of this Agreement under the 1992 ISDA Master Agreement of the same date between MCE and Barclays Bank PLC; or

         (b) any other interest, currency or commodity swap, cap or collar arrangement entered into by a Borrower which the Borrowers' Agent, the Facility Agent (acting on the instructions of the Majority Banks) and the relevant Hedging Bank have, at any time by notice to each other Party, designated as a Hedging Agreement.

         "HEDGING BANK"

         means a Bank that is party to a Hedging Agreement (in its capacity as such).

         "HEDGING COSTS"

         means any amount falling due from a Borrower under a Hedging Agreement except for any Hedging Termination Payment.

         "HEDGING LIABILITY"

         means any Hedging Costs or Hedging Termination Payment.

         "HEDGING TERMINATION PAYMENT"

         means any amount falling due from a Borrower under a Hedging Agreement as a direct or indirect result of the termination of that Hedging Agreement, other than interest accruing on any amount not paid when due.

         "INFORMATION PACKAGE"

         means the information listed or referred to as such in the letter of the same date as this Agreement from MCE to the Arranger.

         "INSURANCE PLEDGE AGREEMENT"

         means the insurance pledge agreement (contrat de nantissement de creance d'assurance) dated on or about the date of this Agreement between MCE and the Facility Agent as agent for itself and for the Finance Parties.

         "INSURANCES"

         means any insurances maintained by MCE (or in which MCE has an interest) that extend cover in respect of any Borrowing Base Asset or Borrowing Base Petroleum.

         "INTEREST PERIOD"

         means a period, determined in accordance with Clause 8 (Interest Periods), by reference to which interest on a Loan is to be calculated.

         "LIBOR"

         means, in respect of a Loan and an Interest Period:

         (a) the rate per annum which appears on page 3750 on the Telerate Screen; or

         (b) if no such rate appears, the arithmetic mean (rounded upward to the nearest four decimal places) of the relevant offered rates which appear on the relevant page (if any) on the Reuters Screen; or

         (c) if no such rate appears on the Telerate Screen and one only or no offered rate appears on the relevant page of the Reuters Screen or there is no relevant page on the Reuters Screen, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, at or about 11.00 a.m. on the Rate-Fixing Day for that Interest Period for the offering of deposits in United States dollars for a period comparable to that Interest Period.

         "LOAN"

         means, subject to Clause 8.3 (Consolidation), the principal amount of each borrowing by a Borrower under this Agreement or the principal amount outstanding of that borrowing.

         "MADISON TURKEY"

         means Madison (Turkey) Inc, a corporation incorporated under the laws of the State of Delaware with corporate number 100 82895.

         "MAJORITY BANKS"

         means, at any time, Banks whose respective Exposures then aggregate two-thirds or more of the aggregate Exposures of all of the Banks, and for these purposes a Bank's "EXPOSURE" at any time is:

         (a) the aggregate amount of its participations in all Loans then outstanding; or

         (b) if there are no Loans then outstanding, the amount of its Commitment at that time; or

         (c) if there are no Loans then outstanding and the Total Commitments have been reduced to zero, the amount of its Commitment immediately before the reduction,

         PLUS, in the case of a Bank that is also a Hedging Bank, the aggregate amount of all Hedging Termination Payments (if any) then due to it but unpaid.

         "MANAGEMENT AGREEMENT"

         means:

         (a) the Services Agreement dated as at 30th June, 1996 between MOF and MCE; or

         (b) the Services Agreement dated 31st January, 2000 between MPI (formerly called Madison Oil Company) and MCE.

         "MANDATORY COST"

         means the cost imputed to a Bank of compliance with:

         (a) the mandatory liquid assets requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority, as determined in accordance with Schedule 3; and

         (b) any other applicable regulatory or central bank requirement relating to any Loan made through a branch in the jurisdiction of the currency of the Loan.

         "MARGIN"

         means:

         (a) in respect of a Loan outstanding under Tranche A, 2.5% per annum; or

         (b) in respect of a Loan outstanding under Tranche B or Tranche C, 3% per annum.

         "MCE"

         means Madison/Chart Energy SCS a French Societe en Commandite, registered with the Commercial and Company Registry of Paris under number 391 727 450.

         "MCE SHARES PLEDGE"

         means the shares pledge agreement (nantissement de parts sociales) entered into or to be entered into between MOF and MOCE as Pledgors, and the Facility Agent as agent for itself and the Finance Parties.

         "MOC"

         means Madison Oil Company, a corporation incorporated under the laws of the State of Delaware with corporate number 325 8221.

         "MOCE"

         means Madison Oil Company Europe, a corporation incorporated under the laws of the State of Delaware with corporate number 234 1168.

         "MOF"

         means Madison Oil France S.A., (a French Societe Anonyme, registered with the Commercial and Company Registry of Paris under number 408 559 136.

         "MOF SHARES PLEDGE AGREEMENT"

         means the shares account pledge agreement (acte de nantissement de compte d'instruments financiers) entered into or to be entered into between MOCE as pledgor, MOF and the Facility Agent as agent for itself and the Finance Parties.

         "MOTI"

         means Madison Oil Turkey Inc (formerly known as ARCO Turkey Inc), a company incorporated under the laws of the Republic of Liberia and the Articles of Incorporation of which were filed with the Ministry of Foreign Affairs of the Republic of Liberia on 13th February, 1985.

         "MPI"

         means Madison Petroleum Inc a corporation incorporated under the laws of the State of Delaware with corporate number 234 1166.

         "NOVATION CERTIFICATE"

         has the meaning given to it in Clause 28.3 (Procedure for novations).

         "OBLIGOR"

         means a Borrower or Guarantor (in whatever capacity it may be party to the Finance Documents, including without limitation MCE in its capacity as the Borrowers' Agent).

         "PARTY"

         means a party to this Agreement.

         "PERMITTED PAYMENT"

         means:

         (a) each of the following to the extent payable by MCE on or for its own account in respect of any Borrowing Base Interest or Borrowing Base Petroleum:

                  (i) all costs of producing, treating, processing, storing, selling, transporting or insuring Borrowing Base Petroleum or operating, maintaining or insuring the facilities required for the exploitation of any Borrowing Base Asset but (except for the purposes of any Forecast or calculating the Borrowing Base Amount, when all such cash calls shall be included) only to the extent incurred and paid in the ordinary course of day-to-day operations; and

                  (ii)     to the extent not covered by paragraph (i) above:

                           (A)      all costs of reinstating any of the
                                    facilities relative to any Borrowing Base
                                    Asset which are damaged to the extent
                                    permitted or required by this Agreement;

                           (B) the costs of satisfying any liability in respect of seepage, pollution and well control;

                           (C)      any payments to make provision for
                                    abandonment costs in accordance with all relevant Project Documents (including, without limitation, contributions to a sinking fund and fees for, and any deposit at a bank securing obligations of MCE in respect of, any letter of credit issued by a bank or financial institution in respect of MCE's obligations under a Project Document in respect of the abandonment of any Borrowing Base Asset);

                           (D) any royalties payable under any petroleum production licence; and

         (b)      any taxes payable by MCE;

         (c)      any:

                  (i)      exploration and appraisal expenditure;

                  (ii)     general and administrative expenditure; or

                  (iii) capital expenditure not falling within paragraph (a) above,

                  payable by MCE to the extent the Majority Banks expressly agree or require in writing (but not further or otherwise);

         (d) any amount payable by MCE under either of the Management Agreements (as in force at the date of this Agreement) but (except for the purposes of any Forecast or calculating the Relevant NPV) only up to $500,000 in aggregate (for both Management Agreements together) in any 6-month period ending on a Calculation Date;

         (e) any amount payable under the Elf Oil Hedge (other than any amount payable as a result of or following termination of that document) or any transaction entered into under it or evidenced by it;

         (f) the repayment of amounts of Financial Indebtedness owing to Elf Aquitaine Exploration Production S.A. as at the date of this Agreement, together with accrued interest;

         (g) (for the purposes of any Forecast or calculating the Relevant NPV, but not otherwise) any other liability or expenditure of MCE except to the extent that the Borrowers' Agent has demonstrated to the satisfaction of the Majority Banks that it will be met from sources other than Gross Revenues and Compensation; and

         (h) any other expenditure that the Majority Banks agree may be a Permitted Payment.

         "PLAN"

         means an "employee benefit plan" within the meaning of section 3(3) of ERISA maintained by the Borrower or any ERISA Affiliate currently or at any time within the last five years, or to which the Borrower or any ERISA Affiliate is required to make payments or contributions or has made payments or contributions within the past five years.

         "PROJECT DOCUMENT"

         means:

         (a) any material agreement to which MCE is party and which relates to a Borrowing Base Asset or Borrowing Base Petroleum, including (without limitation) any joint operating agreement, any unitisation or unit operating agreement, any transportation, tariffing or pipeline agreement and any agreement for the processing, storage or sale of Borrowing Base Petroleum;

         (b) any authorisation required for the lawful exploitation, development or operation of any Borrowing Base Asset or the production, transportation or sale of Borrowing Base Petroleum (and including, without limitation, any concession or petroleum production licence); and

         (c) any development plan approved by any relevant operating committee and/or any appropriate governmental or other regulatory authority.

         "QUALIFYING BANK"

         means a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 and which is within the charge to United Kingdom corporation tax as regards any interest received by it under this Agreement.

         "RATE-FIXING DAY"

         means, in respect of an Interest Period, the first day of that Interest Period.

         "RECEIVABLES ASSIGNMENT AGREEMENT"

         means the receivables assignment agreement (contrat de cession de creances a titre de garantie) dated the date of this Agreement and made between MCE and the Facility Agency as agent for itself and the Finance Parties.

         "REFERENCE BANKS"

         means, subject to Clause 28.5 (Reference Banks), the Facility Agent and (unless there is only one Bank) such other bank(s) or financial institution(s) as the Facility Agent may from time to time specify after consultation with the Borrowers' Agent.

         "RELEVANT NPV"

         means, at any time, the net present value of MCE's projected net cashflow (being the difference between projected Gross Receipts and projected Permitted Payments), all as projected and calculated in accordance with Clause 16 (Forecasts) and shown as a Forecast.

         "REPAYMENT DATE"

         means each 7th July and 7th January from 7th July, 2001 to the Final Repayment Date (both dates inclusive).

         "REQUEST"

         means a request made by the Borrowers' Agent (on behalf of a Borrower) for a Loan, substantially in the form of Schedule 4.

         "RESERVE TAIL DATE"

         means, at any time, the last Repayment Date as of which the amount of reserves that is projected to be recovered from the Borrowing Base Assets between that Repayment Date and 1st January, 2009 exceeds 25% of the total amount of reserves that is projected to be recovered from the Borrowing Base Assets between 31st March, 2001 and 1st January, 2009, all as shown in the then applicable Forecast (and, for the avoidance of doubt, that total amount of reserves, which is 5,744,838 barrels at the date of this Agreement, shall be adjusted in accordance with Clause
         16.2 (Preparation and approval of Forecasts) to take account of any subsequent upgrade or downgrade in the level of original reserves of the Borrowing Base Assets).

         "REVENUE ACCOUNT"

         means the Dollar Revenue Account or the Franc Revenue Account.

         "SALE AND PURCHASE AGREEMENT"

         means the sale and purchase agreement dated 1st March, 2001 between MOF, MOC, MPI, Chart Energy Holdings BV, Chart Capital Partners Limited, The Chart Group LP, The Limited Partners and MCE.

         "SECURITY DOCUMENT"

         means:

         (a) a security agreement referred to in paragraphs 3(a)-(f) (inclusive) of Part I of Schedule 2; or

         (b) any other document evidencing or creating a Security Interest over any asset of an Obligor to secure any obligation(s) of any Obligor to a Finance Party under or in respect of the Finance Documents.

         "SECURITY INTEREST"

         means any hypotheque, privilege, cession de creance fiduciarire par bordereau Dailly, gageespeces mortgage, pledge, lien, charge, assignment by way of security (whether or not expressed to be absolute), hypothecation or security interest or any other surete reelle, driot de retention agreement or arrangement that has a commercial effect analogous to the conferring of security (including, without limitation, any blocked account or "flawed asset" arrangement).

         "SUBORDINATION AGREEMENT"

         means:

         (a)      a subordination agreement referred to in paragraphs 3(g) and
                  (h) of Part I of Schedule 2; or

         (b) any other document specifically designated as such by the Facility Agent.

         "SUBSIDIARY"

         means:

         (a) a subsidiary within the meaning of Section 736 of the Companies Act 1985; and

         (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985.

         "TOTAL COMMITMENTS"

         means the aggregate for the time being of the Commitments, being $23,000,000 at the date of this Agreement.

         "TOTAL INDEBTEDNESS"

         means, at any time, the aggregate amount of:

         (a) the aggregate principal amount of all Loans outstanding at that time;

         (b) the aggregate principal amount of all other Financial Indebtedness of any of the Obligors which is outstanding at that time, including without limitation (but without double counting):

                  (i) Financial Indebtedness owing to any other member of the Group; and

                  (ii) any guarantee given by any Obligor in respect of the Financial Indebtedness of any person,

         but excluding:

         (A) any Financial Indebtedness that is subordinated to the relevant Obligor's obligations under the Finance Documents on terms expressly approved by the Facility Agent specifically in relation to that Financial Indebtedness;

         (B)      the Financial Indebtedness specified in Clause 19.13(c) and
                  (d) (Other Financial Indebtedness); and

         (C) any Financial Indebtedness outstanding under the Ancillary Facility or any Hedging Agreement,

         and for the purposes of the above:

         (I) any Financial Indebtedness denominated in a currency other than Dollars shall be translated into Dollars at the Agent's Spot Rate of Exchange for the day on or as of which the determination of the amount of Total Indebtedness is being made; and

         (II) the outstanding principal amount of any Financial Indebtedness falling within any of paragraphs (b) - (i) (inclusive) of the definition of that term shall, where applicable, be the amount attributed to that Financial Indebtedness in the then applicable Forecast or shall otherwise be determined on such basis as the Technical Agent (acting reasonably and after consultation with the Borrowers' Agent) may specify from time to time.

         "TRANCHE"

         means Tranche A, Tranche B or Tranche C.

         "TRANCHE A"

         means the part of the Facility referred to in Clause 2.1(a)(i) (The Facility).

         "TRANCHE B"

         means the part of the Facility referred to in Clause 2.1(a)(ii) (The Facility).

         "TRANCHE C"

         means the part of the Facility referred to in Clause 2.1(a)(iii) (The Facility).

         "TRANSACTION DOCUMENT"

         means a Finance Document or a Project Document.

         "US GUARANTOR"

         means MOC, MPI, MOCE or Madison Turkey.

1.2      CONSTRUCTION

(a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) the "ACQUISITION" or "DISPOSAL" of any asset includes the acquisition or receipt, or (as appropriate) the disposal, transfer, grant or creation, of any interest of any kind in that asset and any "farm-in" or "farm-out" to, of or in respect of that asset, in each case whether or not for consideration (and the verbs to "ACQUIRE" and "DISPOSE OF" shall be construed accordingly);

                  "AGREED FORM" means the form agreed between the Borrowers' Agent and the Facility Agent and signed or initialled for identification purposes by the Borrowers' Agent and the Facility Agent;

                  an "AMENDMENT" includes a supplement, novation or re-enactment and "AMENDED" is to be construed accordingly;

                  "ASSETS" includes present and future properties, revenues and rights of every description;

                  an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

                  a "GUARANTEE" includes any form of indemnity or other assurance against financial loss (including, without limitation, any obligation to pay, purchase or provide funds for the purchase of any liability) and any suretyship arrangement, and the verb to "GUARANTEE" shall be construed accordingly;

                  a "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

                  (A) the business or financial condition of any Obligor or the Group as a whole;

                  (B) the ability of any Obligor to perform any of its obligations under any of the Finance Documents; or

                  (C) the validity or enforceability of any provision of any of the Finance Documents or of any Security Interest purported to be created by any Security Document; or

                  (D) any Borrowing Base Asset or its implementation or exploitation, or any Borrowing Base Interest;

                  a period of one or more "MONTH(S)" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the relevant later calendar month, except that:

                  (A) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

                  (B) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

                  any "OBLIGATION(s)" of any Obligor under or in respect of any Finance Document(s) is a reference to the obligations expressed to be assumed by the relevant Obligor under the relevant Finance Document(s), regardless of any invalidity, unenforceability or other similar defect in respect of any such obligations;

                  a "PERSON" includes any person, company, partnership, association, government, state, agency or other entity;

                  "PETROLEUM" includes oil, gas and condensates;

                  a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

                  a "SCREEN" or "PAGE" on a Screen in the definition of "LIBOR" includes any replacement screen or page nominated by the British Bankers Association as the information vendor for the purpose of displaying British Bankers Association Interest Settlement Rates for deposits in various currencies.

         (ii) a provision of a law is a reference to that provision as amended or re-enacted;

         (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

         (iv)     a person includes its successors and assigns;

         (v) a Transaction Document or other document is a reference to that Transaction Document or other document as from time to time amended, supplemented, novated or replaced;

         (vi)     a time of day is a reference to London time; and

         (vii) "BARCLAYS CAPITAL" is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.       THE FACILITY

2.1      FACILITY

(a) Subject to the terms of this Agreement, the Banks grant to the Borrowers a Dollar loan facility comprising three separate tranches, namely:

         (i) Tranche A, a revolving tranche under which each Bank shall make Loans to MCE for the purposes set out in Clause 3.1 (Tranche A purpose);

         (ii) Tranche B, a term loan tranche under which each Bank shall make a Loan to MOF for the purposes set out in Clause 3.2 (Tranche B purpose); and

         (iii) Tranche C, a term loan tranche under which each Bank shall make a Loan to MOCE for the purposes set out in Clause 3.3 (Tranche C purpose),

         in each case, when so requested by the Borrowers' Agent during the Commitment Period and subject to the limits set out in Clause 2.2 (Facility and Tranche limits).

2.2      FACILITY AND TRANCHE LIMITS

         Notwithstanding any other provision of this Agreement:

         (a) the aggregate principal amount of all Loans shall not at any time exceed the Total Commitments for the time being;

         (b) the aggregate principal amount of the Loan outstanding under Tranche B and the Loan outstanding under Tranche C shall not at any time exceed $6,200,000; and

         (c) no Bank shall be obliged to participate in any Loan to the extent that doing so would cause:

                  (i) the aggregate principal amount of its participations in all outstanding Loans to exceed its Commitment for the time being; or

                  (ii) the aggregate principal amount of its participations in all Loans outstanding under Tranche B and all Loans outstanding under Tranche C to exceed the amount that bears the same proportion to $6,200,000 as that Bank's Commitment bears to the Total Commitments for the time being, and the Borrower shall repay and/or prepay Loans whenever necessary so as to ensure that the limits set out in paragraphs (a) and (b) above are complied with at all times.

2.3      NATURE OF A FINANCE PARTY'S RIGHTS AND OBLIGATIONS

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may separately enforce those rights except as otherwise stated in the Finance Documents (and subject in any event to Clause 20.26 (No independent action)) and Clause 20.27 (Action by Hedging Bank)).

2.4      CHANGE OF CURRENCY

(a) If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

         (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country as designated by the Facility Agent for this purpose; and

         (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent acting reasonably.

(b) If a change in any currency of a country occurs, this Agreement will be amended to the extent the Facility Agent specifies to be necessary to reflect the change in currency and to put the Finance Parties in the same position, so far as possible, as they would have been in if no change in currency had occurred.

2.5      APPOINTMENT OF BORROWERS' AGENT

         Each Borrower hereby appoints the Borrowers' Agent as its agent with authority to deliver or accept a Request on its behalf and otherwise exercise the rights, powers and discretions expressed to be exercisable by the Borrowers' Agent. Each Borrower shall be bound by a Request delivered or the exercise of a right, power or discretion on its behalf even if done without its consent or without reference to it. The identity of the Borrowers' Agent may be changed (with the Facility Agent's consent, which may not be unreasonably withheld) by the execution of such documentation as the Facility Agent may reasonably require.

2.6      HEDGING BANKS

         Each Party acknowledges and agrees that each Bank that is party to a Hedging Agreement shall, by virtue of that fact, automatically be a Hedging Bank and accordingly have all of the rights and obligations of a Hedging Bank under and in respect of the Finance Documents.

2.7      ANCILLARY FACILITY

         The Parties acknowledge and agree that:

         (a) the Ancillary Bank proposes to continue to make available to MCE an Ancillary Facility under which the facility limit shall not at any time exceed $3,000,000;

         (b) the terms and conditions applicable to the Ancillary Facility shall be set out in the Ancillary Facility Letters and (to the extent not inconsistent with the Ancillary Facility Letters as in force at the first Drawdown Date) the other Finance Documents; and

         (c) nothing in this Agreement or any of the other Finance Documents shall in any way limit or affect any of the Ancillary Bank's rights under or in respect of the Ancillary Facility or the Ancillary Facility Letters (including, without limitation, the right to amend, waive, extend, cancel and/or renew any of them) except to the extent expressly stated in this Agreement or any of the other Finance Documents (including, for the avoidance of doubt, by virtue of the inclusion of the Ancillary Bank as a Finance Party and the Ancillary Facility Letters as a Finance Document).

3.       PURPOSE

3.1      TRANCHE A PURPOSE

         MCE shall use the proceeds of Loans made under Tranche A only to:

         (a) repay and pay all amounts outstanding, accrued or owing under the Bank of Scotland Credit Agreement;

         (b) discharge indebtedness of up to US$16,780,000 in aggregate owing by MCE to MOF and Chart Capital Partners Ltd and/or the Vendors (as defined in the Sale and Purchase Agreement); and

         (c) pay drilling costs and other capital expenditure approved by the Banks from time to time; and

         (d) up to (but not after) the B/C Discharge Date, pay Permitted Payments that have fallen due or will fall due within 30 days after the relevant Drawdown Date, but only to the extent that MCE (acting reasonably) is satisfied that it will be able to pay when due all of its drilling costs and other capital expenditure even if the proceeds of a Loan are so applied.

3.2      TRANCHE B PURPOSE

         MOF shall only use the proceeds of Loans made under Tranche B to pay the Purchase Price under (and as defined in) the Sale and Purchase Agreement.

3.3      TRANCHE C PURPOSE

         MOCE shall only use the proceeds of Loans made under Tranche C to repay and pay all amounts outstanding, accrued or owing under the Bridge Facility Letter.

3.4      GENERAL RESTRICTION

         Without limiting or affecting any other provision of this Agreement, no Borrower shall apply the proceeds of any loan in any way that would constitute the provision of financial assistance as defined by article 217-9 of French law no 66-537 of 24th July, 1966, for the subscription, or the acquisition of the refinancing of the acquisition of its own shares, or would otherwise contravene any other relevant law or regulation.

4.       CONDITIONS PRECEDENT

4.1      DOCUMENTARY CONDITIONS PRECEDENT

         The Borrowers' Agent may not deliver the first Request until the Facility Agent has notified the Borrowers' Agent and the Banks that it has received all of the documents set out in Part I of Schedule 2 in form and substance satisfactory to the Facility Agent. The Facility Agent undertakes to give such a notification promptly upon becoming so satisfied.

4.2      FURTHER CONDITIONS PRECEDENT

         The obligations of each Bank to participate in a Loan are subject to the further conditions precedent that:

         (a)      on both the date of the Request and the Drawdown Date:

                  (i) the representations and warranties in Clause 18 (Representations and warranties) to be repeated on those dates are correct and will be correct immediately after the Loan is made; and

                  (ii) no Default is subsisting or would result from the Loan;

         (b) the making of the Loan would not cause Clause 2.2 (Facility and Tranche limits) to be contravened; and

         (c) immediately following the making of the Loan, the aggregate principal amount of all outstanding Loans would not exceed the Borrowing Base Amount.

5.       DRAWDOWN

5.1      COMMITMENT PERIOD

(a) Subject to paragraph (b) below, a Borrower may borrow a Loan during the Commitment Period if the Facility Agent receives a duly completed Request not later than 11.00 a.m. five Business Days before the proposed Drawdown Date (or such later time as the Facility Agent may accept). Each Request is irrevocable.

(b)      Only one Loan may be borrowed under each of Tranche B and Tranche C.

5.2      COMPLETION OF REQUESTS

         A Request will not be regarded as having been duly completed unless:

         (a) it specifies the Tranche under which the Loan is to be borrowed and the Borrower that is to borrow the Loan, which must be MCE in the case of a Loan under Tranche A, MOF in the case of a Loan under Tranche B or MOCE in the case of a Loan under Tranche C;

         (b) the Drawdown Date is a Business Day falling during the Commitment Period;

         (c)      the amount of the Loan is:

                  (i) a minimum of $2,500,000 and (in the case of a Loan under Tranche A) an integral multiple of $500,000;

                  (ii) the undrawn balance of the Total Commitments or, if less, the undrawn balance of the Borrowing Base Amount; or

                  (iii)    such other amount as the Facility Agent may agree;

         (d) the first Interest Period selected complies with Clause 8 (Interest Periods); and

         (e)      the payment instructions comply with Clause 10 (Payments).

         Each Request must specify one Loan only, but the Borrowers' Agent may, subject to the other terms of this Agreement, deliver more than one Request on any one day. Unless otherwise agreed by the Facility Agent, no more than six Loans may be outstanding at any time.

5.3      ADVANCE OF LOAN

(a) The Facility Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in the Loan.

(b) Subject to the terms of this Agreement, each Bank shall make its participation in the Loan available to the Facility Agent for the relevant Borrower on the relevant Drawdown Date.

(c) The amount of each Bank's participation in the Loan will be the proportion of the Loan which its Commitment bears to the Total Commitments at opening of business four Business Days before the proposed Drawdown Date.

6.       REPAYMENT

6.1      REPAYMENT

(a) The Borrowers shall, on each Repayment Date, repay Loans in an aggregate principal amount equal to the greater of:

         (i) the amount (if any) required to ensure that the aggregate principal amount of all outstanding Loans does not exceed the Total Commitments (after any reductions to be made on that Repayment Date); and

         (ii)     the lesser of:

                  (A) the amount (if any) required to ensure that Total Indebtedness does not exceed the Borrowing Base Amount for the time being; and

                  (B) Available NCF for the 6-months' period ending on the last Calculation date before that Repayment Date.

         Each such repayment shall be made to the Facility Agent for the Banks.

(b) Notwithstanding paragraph (a) above, MCE may not repay any Loan outstanding under Tranche A at any time whilst any Loan is outstanding under Tranche B or Tranche C.

(c) MOF and MOCE shall in any event repay in full all Loans outstanding under Tranche B and all Loans outstanding under Tranche C (respectively) on 7th July, 2002 (to the extent they have not already been repaid before that date).

6.2      RE-BORROWING

         No amount repaid under Tranche B or Tranche C may subsequently be re-borrowed, but any amount repaid under Tranche A may subsequently be reborrowed on and subject to the provisions of this Agreement.

7.       PREPAYMENT, CANCELLATION AND MITIGATION

7.1      VOLUNTARY PREPAYMENT

(a) Subject to paragraph (b) below, a Borrower may, after giving not less than 10 Business Days' prior notice to the Facility Agent, prepay any Loan made to it on the last day of an Interest Period for that Loan in whole or in part (but, if in part, in minimum amounts of $1,000,000 and integral multiples of $500,000).

(b) MCE may not prepay any Loan outstanding under Tranche A at any time whilst any Loan is outstanding under Tranche B or Tranche C.

7.2      MANDATORY PREPAYMENT

(a) Subject to paragraph (b) below, if MCE at any time receives any Compensation, the Borrowers shall, on the last day of the first Interest Period to end after such receipt, prepay Loans in an aggregate principal amount equal to the amount of that Compensation (having promptly converted it into Dollars if received in any other currency or in non-cash form). Any such prepayment shall be applied against such Loans as the Facility Agent may designate.

(b) Paragraph (a) above shall not apply to any Compensation constituted by proceeds of insurance in respect of physical damage which are to be applied in reinstatement of the Borrowing Base Asset in respect of which they were received (or in reimbursing MCE for expenditure already made by it, in accordance with the terms of the Project Documents and the Finance Documents, for the purposes of such reinstatement) provided that no Default is subsisting. MCE shall notify the Facility Agent of the relevant incident promptly upon becoming aware of it and its proposal for reinstatement.

(c) Subject to paragraph (d) below, if, at any time before the B/C Discharge Date, MOCE receives any proceeds of any dividend or other distribution, or of any payment or repayment of borrowings, paid by Madison Turkey or MOTI, the Borrowers shall, on the last day of the first Interest Period to end after such receipt, prepay Loans outstanding under Tranche B and/or C in an aggregate principal amount equal to the amount of that receipt (having promptly converted it into Dollars if received in any other currency).

(d) Paragraph (c) above shall not apply in respect of any particular proceeds to the extent that MOCE demonstrates to the satisfaction of the Majority Banks, before the proceeds in question are received by it, that:

         (i) immediately upon such receipt, it will declare and pay a dividend of an amount equal to those proceeds;

         (ii) the proceeds of that dividend are required by MPI in order to meet overheads of the Group incurred in the ordinary course of business; and

         (iii) the aggregate amount of all such dividends declared and/or paid during the 6 months' period ending on the next Calculation Date, when aggregated with all amounts payable under the Management Agreement during that period, does not exceed $1,000,000.

7.3      AUTOMATIC REDUCTION OF TOTAL COMMITMENTS

         The Total Commitments shall, on each Repayment Date, be automatically reduced to the amount specified opposite the relevant Repayment Date in
         Schedule 6 (if they are greater than that specified amount). Each such cancellation shall take effect at opening of business in London on the relevant Repayment Date and shall be applied pro rata against the respective Commitments of each of the Banks.

7.4      VOLUNTARY CANCELLATION

         The Borrowers' Agent may, by giving the Facility Agent not less than 10 Business Days' prior notice (or such shorter period as the Majority Banks may agree), cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in a minimum of $1,000,000 and integral multiples of $500,000). Any cancellation in part shall be applied pro rata against the respective Commitments of each of the Banks.

7.5      AUTOMATIC CANCELLATION

         Any undrawn amount of the Total Commitments shall be automatically cancelled at the end of the Commitment Period.

7.6      ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

         If:

         (a) any Obligor is required to pay to a Bank any additional amounts under Clause 11 (Taxes);

         (b) any Obligor is required to pay to a Bank any amount under Clause 13 (Increased costs); or

         (c) interest on a Bank's participation in a Loan is being calculated in accordance with Clause 12.4(c) (Alternative basis),

         then, without prejudice to the obligations of any Obligor under those Clauses, the Borrowers' Agent may, whilst the circumstances continue, serve a notice of prepayment and cancellation on that Bank through the Facility Agent. If the Borrowers' Agent serves such a notice on a Bank:

         (i) that Bank's Commitment shall be automatically cancelled in full on the service of the notice; and

         (ii) each Borrower shall prepay that Bank's participation in all outstanding Loans made to it on (or before) the date falling five Business Days after service of the notice.

7.7      MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Facility Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest.

(c) Any amount prepaid under Tranche A may subsequently be re-borrowed on and subject to the provisions of this Agreement but no amount prepaid under Tranche B or Tranche C may be subsequently reborrowed.

(d) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

(e) No prepayment or cancellation may be made except in accordance with the express terms of this Agreement.

7.8      MITIGATION

         If circumstances arise which would, or would upon the giving of notice, result in any Borrower being obliged to repay the Loans under Clause 14 (Illegality) or to pay additional amounts under


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
         Clause 11 (Taxes) or Clause 13 (Increased costs) then, without in any way limiting, reducing or otherwise qualifying the relevant Borrower's obligations under those Clauses, each relevant Finance Party shall, upon written request from the Borrowers' Agent, take such reasonable steps as may be open to it within the period of thirty days of receipt of such request to mitigate the effects of such circumstances including the transfer of its Facility Office to another jurisdiction or the assignment and transfer of its rights and obligations under this Agreement to another bank or financial institution acceptable to the Borrowers' Agent. However, notwithstanding the above, no Finance Party shall be under any obligation to take any such step(s) if, in the Finance Party's opinion, it would or might have an adverse effect upon its business, operations or financial condition or the management of its tax affairs or its return in relation to a Loan.

8.       INTEREST PERIODS

8.1      SELECTION

(a) The Borrowers' Agent may select an Interest Period for a Loan in either the relevant Request or, if the Loan has been borrowed, a notice received by the Facility Agent not later than five Business Days before the first day of that Interest Period. Each Interest Period for a Loan will begin on its Drawdown Date or the expiry of its preceding Interest Period.

(b) Subject to the following provisions of this Clause 8 (Interest Periods), each Interest Period shall be of one, three or six months' duration or any other period agreed by the Borrowers' Agent and the Banks.

(c) If the Borrowers' Agent fails to select an Interest Period for an outstanding Loan in accordance with paragraph (a) above, that Interest Period will, subject to the other provisions of this Clause 8 (Interest Periods), be of three months' duration.

8.2      NON-BUSINESS DAYS

         If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.3      CONSOLIDATION

         If the respective Interest Periods for any two or more Loans made under the same Tranche end on the same day all of those Loans shall be consolidated and treated as a single Loan on and as from that day. However, the Borrowers' Agent may, subject to any other applicable provision of this Agreement, split any Loan into two or more separate Loans (whether or not that Loan was previously consolidated) by notice to the Facility Agent provided that:

         (a) no more than six Loans may be outstanding under Tranche A at any time and no more than one Loan may be outstanding under each of Tranche B and Tranche C at any time;

         (b)      the principal amount of each Loan is not less than $1,000,000;
                  and

         (c) the splitting occurs at the beginning of an Interest Period for the Loan to be split and the Borrowers' Agent's notice (containing all necessary details) is received not later than five Business Days before the first day of that Interest Period.

8.4      COINCIDENCE WITH REPAYMENT DATES

         If an Interest Period would otherwise overrun any Repayment Date, it shall be shortened so that it ends on that Repayment Date.

8.5      OTHER ADJUSTMENTS

         The Facility Agent and the Borrowers' Agent may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Loans.

8.6      NOTIFICATION

         The Facility Agent shall notify the Borrowers' Agent and the Banks of the duration of each Interest Period promptly after ascertaining its duration.

9.       INTEREST

9.1      INTEREST RATE

         The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Facility Agent to be the aggregate of the applicable:

         (a)      Margin;

         (b)      LIBOR; and

         (c)      Mandatory Cost.

9.2      DUE DATES

         Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the Borrower to which the Loan was made on the last day of each of its Interest Periods and also, in the case of any Interest Period longer than six months, on the dates falling at six monthly intervals after the first day of that Interest Period.

9.3      DEFAULT INTEREST

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall immediately on demand by the Facility Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by the Facility Agent to be 1% per annum above the higher of:

         (i) the rate on the overdue amount under Clause 9.1 (Interest rate) immediately before the due date (if of principal) and only until the end of the Interest Period current on the due date; and

         (ii) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan under Tranche A for such successive Interest Periods of such duration as the Facility Agent may determine (each a "DESIGNATED INTEREST PERIOD").

(b) The default rate will be determined by the Facility Agent on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Interest Period, as appropriate.

(c) If the Facility Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Facility Agent from whatever sources it selects.

(d) Default interest will be compounded at the end of each Designated Interest Period.

9.4      NOTIFICATION OF RATES OF INTEREST

         The Facility Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.5      TEG LETTER

         In order to comply with the provisions of Articles L313-1 and L313-2 of the French Consumer Code (Code de la Consommation), the effective global rate ("taux effectif global") calculated in accordance with the articles referred to above shall be as set out in the letter of the same date as this Agreement from the Facility Agent to the Borrowers' Agent.

10.      PAYMENTS

10.1     PLACE

(a) All payments by an Obligor or a Bank under the Finance Documents shall be made to the Facility Agent to its account at such office or bank in the principal financial centre of the country of the relevant currency as it may notify to the Borrowers' Agent or Bank for this purpose.

(b) All payments by any Obligor under or in respect of the Ancillary Facility Letter and any Hedging Agreement shall be made directly to the Ancillary Bank or relevant Hedging Bank (and not through the Facility Agent as required by paragraph (a) above) unless and until the Facility Agent exercises its rights under Clause 20.28 (Ancillary Facility and hedging payments after an Event of Default), whereupon all such payments shall be made in accordance with (and subject to) paragraph
         (a) above and the other provisions of this Clause 10 (Payments).

10.2     FUNDS

         Payments under the Finance Documents to the Facility Agent shall be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

10.3     DISTRIBUTION

(a) Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Facility Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

(b) The Facility Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid under the Finance Documents to the Facility Agent for the account of another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Facility Agent may, however, assume that the sum has been paid to it in accordance with the Finance Documents and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Facility Agent has paid a corresponding amount to another Party, that Party shall immediately on demand refund the corresponding amount to the Facility Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Facility Agent to reflect its cost of funds.

(d) Payment by a Borrower to the Facility Agent of a sum due to a Bank shall satisfy in full the Borrower's obligation to make that payment.

10.4     CURRENCY

(a) A repayment or prepayment of a Loan or any part of a Loan is payable in Dollars.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under the Finance Documents is, except as otherwise provided in the Finance Document in question, payable in Dollars.

10.5     SET-OFF AND COUNTERCLAIM

         All payments made by an Obligor under the Finance Documents shall be made without set-off or counterclaim.

10.6     NON-BUSINESS DAYS

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

10.7     PARTIAL PAYMENTS

(a) If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

         (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of either of the Agents under the Finance Documents (other than amounts payable to the Technical Agent under Clause 22.1 (Arrangement and agency fees);

         (ii) SECONDLY, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement and any Hedging Costs due but unpaid;

         (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement and any Hedging Termination Payments due but unpaid;

         (iv) FOURTHLY, in or towards payment pro rata of any amounts payable to the Arranger or the Technical Agent under Clause
                  22.1 (Arrangement and agency fees); and

         (v) FIFTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent shall, if so directed by all the Banks, vary the order set out in paragraphs (a)(ii)-(iv)(inclusive) above.

(c) Paragraphs (a) and (b) above shall override any appropriation made by an Obligor.

11.      TAXES

11.1     GROSS-UP

         All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without any deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Facility Agent to a Bank, under the Finance Documents (other than a Hedging Agreement), the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or any other deduction. For the avoidance of doubt, nothing in this Clause 11.1 (Gross-up) obliges an Obligor to pay any such additional amounts:

         (a) in respect of any tax on the overall net income, profits or gains of a Bank (or the overall net income, profits or gains of a division or branch of a Bank) except to the extent that any deduction is (or is required to be) made from any payment to be made under the Finance Documents for or on account of any such tax; or

         (b) in respect of any interest or penalty which is imposed upon any Finance Party for its failure to make a payment in respect of any such tax or other amount due from it in circumstances when it ought reasonably to have been aware of its obligations to make such payment.

11.2     TAX RECEIPTS

         All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the Facility Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

11.3     QUALIFYING BANKS

(a) Subject to paragraph (b) below, if a Bank is not or ceases to be a Qualifying Bank, no Obligor will be liable to pay to that Bank under Clause 11.1 (Gross-up) any amount in respect of taxes levied or imposed by the United Kingdom or any taxing authority of or in the United Kingdom in excess of the amount it would have been obliged to pay if that Bank had been or had not ceased to be a Qualifying Bank.

(b) Paragraph (a) above does not apply if a Bank ceases to be a Qualifying Bank as a result of the introduction of, change in, or any change in the interpretation, administration or application of, any law or regulation or any practice or concession of the United Kingdom Inland Revenue occurring after the date of this Agreement.

11.4     TAX CREDITS

         If a Bank receives the benefit of a tax credit, repayment or an allowance resulting from a payment which includes an additional amount paid by an Obligor under Clause 11.1 (Gross-up), it shall (if it can do so without prejudice to the retention of such benefit) pay to that Obligor such part of that benefit as in the sole opinion of that Bank will leave it (after such payment) in no more and no less favourable a position than it would have been if no additional amount had been required to be paid but so that:

         (a) that Bank shall be the sole judge of the amount of any such benefit, of the extent to which it is attributed to the amount paid by that Obligor under Clause 11.1 (Gross-up) and of the date on which it is received;

         (b) that Bank shall have absolute discretion as to whether or not and as to the order and manner in which it employs or claims tax credits and allowances available to it; and

         (c) that Bank shall not be obliged to disclose to any Obligor any information regarding its tax affairs or tax computations.

12.      MARKET DISRUPTION

12.1     ABSENCE OF QUOTATIONS

         If LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. on the Rate-Fixing Day, the applicable LIBOR shall, subject to Clause 12.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

12.2     MARKET DISRUPTION

         If:

         (a) LIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 11.30 a.m. on the Rate-Fixing Day or the Facility Agent otherwise determines that adequate and fair means do not exist for ascertaining LIBOR; or

         (b) the Facility Agent receives notification from Banks whose participations in a Loan exceed 30% of that Loan that, in their opinion:

                  (i) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

                  (ii) the cost to them of matching deposits in the London interbank market would be in excess of LIBOR for the relevant Interest Period,

         the Facility Agent shall promptly notify the Borrowers' Agent and the relevant Banks of the fact and that this Clause 12 is in operation.

12.3     SUBSTITUTE BASIS

         If notification is given under Clause 12.2 (Market disruption) in respect of a Loan that has not yet been made, then that Loan shall not be made. However, within five Business Days after receipt of the notification, the Borrowers' Agent and the Facility Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to that and (to the extent required) any future Loan. Any substitute basis agreed shall be, with the prior consent of all the Banks, binding on all the Parties.

12.4     ALTERNATIVE BASIS

         If a notification under Clause 12.2 (Market disruption) applies to a Loan which is outstanding, then, for the purpose of calculating the rate of interest on that Loan pursuant to Clause 9.1 (Interest rate):

         (a) within five Business Days of receipt of the notification, the Borrowers' Agent and the Facility Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding applicable to that Loan and/or any other Loans;

         (b) any alternative basis agreed under paragraph (a) above shall be, with the prior consent of all the Banks, binding on all the Parties;

         (c) if no alternative basis is agreed, each Bank shall (through the Facility Agent) certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining its participation in that Loan;

         (d) any such alternative basis may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to the Bank of funding its participation in the Loan from whatever sources it may select plus the Margin plus any Mandatory Cost; and

         (e) each alternative basis so certified shall be binding on the Obligors and the certifying Bank and treated as part of this Agreement.

12.5     MITIGATION

         If interest falls to be determined pursuant to Clause 12.4 (Alternative basis), each Bank shall endeavour (without being under any legal obligation to do so) to take such reasonable steps as may be open to it to minimise its funding costs without itself bearing any additional cost or other requirement not recoverable from a Borrower pursuant to this Clause 12.2 (Market disruption) unless to do so might (in the opinion of the Bank) be prejudicial to such Bank.

13.      INCREASED COSTS

13.1     INCREASED COSTS

(a) Subject to Clause 13.2 (Exceptions), the Borrowers shall immediately on demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it or any of its Affiliates as a result of:

         (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation after the date of this Agreement; or

         (ii) compliance with any regulation made after the date of this Agreement,

         (including any law or regulation relating to taxation, change in currency of a country, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)      In this Agreement "INCREASED COST" means:

         (i) an additional cost incurred by a Finance Party or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document;

         (ii) that portion of an additional cost incurred by a Finance Party in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Finance Party's participations in the Loans made or to be made under this Agreement as is attributable to that Finance Party making, funding or maintaining those participations;

         (iii) a reduction in any amount payable to a Finance Party or any of its Affiliates or the effective return to a Finance Party or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital;

         (iv) the amount of any payment made by a Finance Party or any of its Affiliates, or the amount of interest or other return foregone by a Finance Party or any of its Affiliates, calculated by reference to any amount received or receivable by a Finance Party or any of its Affiliates from any other Party under this Agreement; or

         (v) any increased costs or reduced income arising from any changes in the reserve requirements or capital adequacy regulations introduced by any central bank or other competent authority or from European monetary and economic union being implemented by any EU member state.

13.2     EXCEPTIONS

         Clause 13.1 (Increased costs) does not apply to any increased cost:

         (a)      compensated for by the payment of the Mandatory Cost;

         (b) attributable to any change in the rate of, or change in the basis of calculating, tax on the overall net income of a Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office or Facility Office is situated;

         (c) compensated for by the operation of Clause 11 (Taxes) (or which would have been so compensated for but for any proviso or exception limiting or qualifying the circumstances in which that compensation may be payable);

         (d) attributable to the gross negligence or wilful misconduct of a Finance Party; or

         (e) resulting from the implementation by the applicable authorities having jurisdiction over such Finance Party and/or its Facility Office of the matters set out in the statement of the Basle Committee on Banking Regulation and Supervisory Practices dated July, 1998 and entitled "International Convergence of Capital Measurement and Capital Standards" (as in force at the date of this Agreement), to the extent, at the rates and according to the timetable provided for therein.

14.      ILLEGALITY

         If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, the Bank may notify the Borrowers' Agent through the Facility Agent accordingly. If a Bank gives such a notification:

         (a) each Borrower shall immediately prepay that Bank's participations in all outstanding Loans made to it; and

         (b) that Bank's Commitment shall automatically be cancelled in full on the giving of the notification.

15.      GUARANTEE

15.1     GUARANTEE

(a) Each Guarantor, subject to paragraphs (b)-(d) (inclusive) below but otherwise irrevocably and unconditionally:

         (i) as principal obligor, guarantees to each Finance Party prompt performance by each other Obligor of all its obligations under the Finance Documents;

         (ii) undertakes with each Finance Party that whenever any other Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand by the Facility Agent pay that amount as if that Guarantor instead of that other Obligor were expressed to be the principal obligor; and

         (iii) indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by that Guarantor is or becomes unenforceable, invalid or illegal.

(b) MCE shall not guarantee, or have any liability in respect of, any Loan outstanding under Tranche B (or any interest on or other amount payable in respect of any such Loan).

(c) Without prejudice to paragraph (b) above, the obligations of any French Guarantor under this Clause 15 shall not include any obligation which if incurred would constitute the provision of financial assistance as defined by article 217-9 of French law no. 66-537 of 24th July, 1966, for the subscription, or the acquisition or the refinancing of the acquisition of its own shares.

(d) The liability of each French Guarantor under this Clause 15 shall be limited, at any time, to an aggregate amount not exceeding 85% of the aggregate of:

         (i) that Guarantor's capitaux propres (as defined in article 22 of the French decree no. 83-1020 of 29th November, 1983) as at the date it becomes a party to this Agreement; and

         (ii) that Guarantor's capitaux propres (as defined in article 2 of the French decree no. 83-1020 of 29th November, 1983) as reflected in its then most recent annual accounts.

15.2     CONTINUING GUARANTEE

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Obligors under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3     REINSTATEMENT

(a) Where any discharge (whether in respect of the obligations of an Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause 15 shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4     WAIVER OF DEFENCES

         The obligations of each Guarantor under this Clause 15 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 15 or prejudice or diminish those obligations in whole or in part, including (without limitation and whether or not known to it or any Finance Party):

         (a) any time or waiver granted to, or composition with, any Obligor or other person;

         (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Obligor or other person;

         (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 15 shall include each variation or replacement;

         (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that each Guarantor's obligations under this Clause 15 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; and

         (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall, for the purposes of each Guarantor's obligations under this Clause 15, be construed as if there were no such circumstance.

15.5     IMMEDIATE RECOURSE

         Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 15.

15.6     APPROPRIATIONS

         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and neither Guarantor shall be entitled to the benefit of the same; and

         (b) hold in a suspense account (bearing interest at the relevant Finance Party's normal rates for comparable accounts) any moneys received from either Guarantor or on account of either Guarantor's liability under this Clause 15.

15.7     NON-COMPETITION

         Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this Clause 15:

         (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause 15;

         (b) claim, rank, prove or vote as a creditor of any other Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

         (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any other Obligor, or exercise any right of set-off as against any other Obligor,

         unless the Facility Agent otherwise directs. Each Guarantor shall hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties (or as directed by the Facility Agent) any payment or distribution or benefit of security received by it contrary to this Clause 15.7.

15.8     CONSIDERATION AND ENFORCEABILITY

(a) Each US Guarantor represents, warrants and agrees that (i) it will receive valuable direct and indirect benefits as a result of the transactions financed by the Loans and (ii) these benefits will constitute "reasonably equivalent value" and "fair consideration" as those terms are used in the fraudulent transfer laws.

(b) Each US Guarantor acknowledges and agrees that each of the Finance Parties has acted in good faith in connection with the guarantee granted under this Clause 15.8 and the transactions contemplated by this Agreement.

(c) This Clause 15.8 shall be enforceable against each US Guarantor to the maximum extent permitted by the fraudulent transfer laws.

(d) The US Guarantor's liability under this Clause 15.8 shall be limited so that no obligation of, or transfer by, any US Guarantor under this Clause 15.8 is subject to avoidance and turnover under the fraudulent transfer laws.

(e) For purposes of this Clause, "FRAUDULENT TRANSFER LAWS" mean applicable United States bankruptcy and State fraudulent transfer and conveyance statutes and the related case law.

15.9     ADDITIONAL SECURITY

         This guarantee is in addition to and is not in any way prejudiced by any other security now or in the future held by any Finance Party.

16.      FORECASTS

16.1     GENERAL

(a) The Relevant NPV shall be calculated using the Computer Model or such other model as may from time to time be agreed in writing between the Borrowers' Agent and the Banks. In the case of a conflict in the manner of calculating the Relevant NPV between the Computer Model and the provisions of this Agreement, the Computer Model will prevail and the parties shall seek to amend the provisions of this Agreement accordingly.

(b) The Relevant NPV shall be calculated in Dollars and for these purposes any cashflow denominated in another currency shall first be aggregated in that currency and converted into Dollars before being discounted.

(c) In preparing a Forecast and determining the Relevant NPV, account shall be taken of all projected Gross Revenues and Permitted Payments in respect of each Borrowing Base Asset throughout the period from the relevant Redetermination Date to 31st December, 2008.

(d) The initial Relevant NPV shall be taken from the initial Forecast provided under paragraph 6(a) of Part I of Schedule 2. Subsequently, the Relevant NPV shall be calculated as of:

         (i)      each Calculation Date; and

         (ii) any date in respect of which either Agent or the Borrowers' Agent gives the others not less than 30 days' notice in writing that such a calculation is required.

(c) Each such date specified in paragraphs (i) and (ii) above is a "REDETERMINATION DATE". The Borrowers' Agent may only give one notice under paragraph (ii) above during any period of 6 months ending on a Calculation Date.

16.2     PREPARATION AND APPROVAL OF FORECASTS

(a) The Borrower's Agent and the Banks shall discuss the Assumptions to be used in each Forecast from at least the date falling 45 days before the Redetermination Date for that Forecast.

(b) The Technical Bank (acting on the instructions of the Majority Banks) shall notify the Borrowers' Agent, not later than 28 days before each Redetermination Date, of the Assumptions that are to be used in the preparation of the Forecast to be prepared as of that Redetermination Date. In determining these Assumptions, each Bank will act in good faith in:

         (i) having such regard as it considers appropriate to the Borrowers' views expressed in the discussions contemplated by paragraph (a) above; and

         (ii) not requiring the use of Assumptions which, taken as a whole, are more conservative than those that it generally applies in its base case analysis of facilities and proposals which it regards as comparable to the Facility.

         However, notwithstanding the above, each Obligor acknowledges and agrees that:

         (A) all of the Assumptions used in the preparation of a Forecast, taken as a whole, must be acceptable to the Majority Banks (acting in good faith);

         (B) a certificate by a Bank that it has acted in good faith as contemplated by paragraphs (i) and (ii) above in any particular case shall be conclusive evidence that it has done so unless the Borrowers' Agent demonstrates that the certificate has been given in bad faith.

(c) The Borrower's Agent shall prepare a draft Forecast using the Assumptions notified by the Technical Bank under paragraph (b) above, and shall deliver it to the Technical Agent (in sufficient copies for all of the Banks) not later than 7 days after the notification. That draft Forecast shall automatically become the applicable Forecast (on and with effect from the relevant Redetermination Date) unless the Technical Agent or any Bank notifies the Borrowers' Agent and each of the other Finance Parties, within 7 days after receipt of the draft Forecast, that in its view the draft Forecast has not been prepared in accordance with this Agreement. If the Technical Agent or any Bank gives such a notification, the Technical Agent shall request each Bank to confirm whether or not they are satisfied that the draft Forecast has been prepared in accordance with this Agreement (and, in particular, that the Assumptions, taken as a whole, are acceptable to
         it). If (but only if) the Majority Banks confirm that they are satisfied as to those matters, the draft Forecast shall automatically become the applicable Forecast on and with effect from the relevant Redetermination Date.

(d) The Relevant NPV and other figures specified in a Forecast approved by the Majority Banks in accordance with this Clause 16 shall be conclusive in the absence of manifest error and that Relevant NPV and those figures shall apply on and as from the relevant Redetermination Date until next redetermined in accordance with this Clause 16 (and "APPLICABLE" in this context shall be construed accordingly).

16.3     ADDITIONAL BORROWING BASE ASSETS

(a) The Borrowers' Agent may, at any time, give the Technical Agent a written notice requesting all Banks to consider whether or not, in their absolute discretion, any other interest (or prospective interest) of MCE in a petroleum field may become a Borrowing Base Asset. If the Borrowers' Agent makes such a request, the relevant asset shall become a Borrowing Base Asset if (but only if) all Banks so agree and subject to such conditions (if any) as all Banks may specify.

(b) Without limiting the Banks' discretion under paragraph (a) above, it is acknowledged that the Banks are unlikely to agree to an interest in a petroleum field becoming a Borrowing Base Asset unless they are satisfied that:

         (i) all necessary governmental consent for the development of that field have been obtained and are in full force and effect;

         (ii) satisfactory reservoir and technical information in relation to that field has been provided;

         (iii) in the case of any gas field, satisfactory sales contracts (or other sales arrangement) are in full force and effect; and

         (iv) Total Indebtedness will not exceed the Borrowing Base Amount if the interest becomes a Borrowing Base Asset.

17.      CONTROL ACCOUNTS

17.1     GENERAL

(a) The provisions of this Clause 17 (Control Accounts) shall apply from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.


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

(b)      MCE shall maintain:

         (i) a Dollar Revenue Account and a Franc Revenue Account in accordance with Clause 17.2 (Revenue Accounts); and

         (ii) a Dollar Compensation Account and a Franc Compensation Account in accordance with Clause 17.3 (Compensation Account),

         with the Account Bank in London, and shall enter into such documents, and give such notices, as the Facility Agent may require in connection with the perfection or protection of the Finance Parties' security over those accounts or for the purpose of giving effect to the provisions of this Clause 17 (Control Accounts).

(c) The Dollar Revenue Account and the Dollar Compensation Account shall be maintained in Dollars and the Franc Revenue Account and the Franc Compensation Account shall be maintained in Francs/Euros. MCE shall procure that any moneys that are to be credited to any Control Account in accordance with the provisions of this Agreement and are received in a currency other than the currency in which the relevant Control Account is denominated are immediately converted into that latter currency and credited to the relevant Control Account.

(d)      MCE shall procure that no Control Account goes into overdraft.

(e) MCE shall give the Facility Agent at least 7 days' notice (in such form, and with such detail, as the Facility Agent may reasonably require) of each withdrawal (or proposed withdrawal) from a Control Account maintained by it other than in respect of withdrawals applied in paying any amount due under any Finance Document.

(f) MCE may not make any withdrawal from a Control Account at any time whilst a Default is subsisting (or if a Default would result from the withdrawal) except:

         (i) to pay a Permitted Payment (other than any amount payable to another member of the Group) in accordance with all other applicable provisions of this Agreement; or

         (ii)     with the Facility Agent's specific written consent.

(g) MCE may not withdraw any amount from any Control Account except in accordance with the express provisions of this Agreement.

(h) The Account Bank (in its capacity as such) does not have any obligations under this Agreement to any other Party, even if it is party to this Agreement as a Finance Party.

(i) If MCE so requests by written notice to the Account Bank, any moneys that are credited to a Control Account may be held in that account on interest-bearing time deposit.

17.2     REVENUE ACCOUNTS

(a) MCE shall procure that all Gross Revenues received by it (or to its order) are paid directly to the Dollar Revenue Account unless they are actually received in French Francs/Euros, in which case

         MCE shall procure that they are paid directly to the Franc Revenue Account.

(b) If any amount is paid into the Franc Revenue Account at any time, MCE may retain in the Franc Revenue Account such amount as is required to ensure that the balance on the Franc Revenue Account is equal to the aggregate amount of all Permitted Payments that are expected to fall due and be payable in French Francs/Euros during the period of 30 days beginning on the date of receipt of the relevant amount. MCE shall procure that any amount in excess of the amount is entitled to retain in the Franc Revenue Account in accordance with this paragraph (b) is, immediately upon receipt, converted into Dollars and paid directly from the Franc Revenue Account to the Dollar Revenue Account.

(c) MCE may only withdraw amounts from the Dollar Revenue Account for the following purposes (and subject always to Clause 17.1 (General)):

         (i) to pay Permitted Payments that have fallen due or will fall due within 30 days (and not more than two such withdrawals may be made in any calendar month);

         (ii)     to pay amounts due under the Finance Documents; and

         (iii) to pay Distributions if, when and to the extent permitted by all other applicable provisions of the Finance Documents.

         Any such withdrawals may only be made in the order of priority set out above, so that no withdrawal may be made for a purpose set out in paragraph (ii), or (iii) above if any amount of a kind referred to in a preceding paragraph is due but unpaid.

(d) MCE may only withdraw amounts from the Franc Revenue Account (subject always to Clause 17.1 (General)):

         (i) to pay Permitted Payments that have fallen due in French Francs/Euros or will fall due within 30 days;

         (ii) to transfer amounts directly to a French Franc bank account of MCE with Barclays Bank PLC Paris (or such other bank as the Agent may agree) from which withdrawals may only be made to meet Permitted Payments that have fallen due in French Francs/Euros; and

         (iii) to transfer amounts directly to the Dollar Revenue Account (after converting them into Dollars).

17.3     COMPENSATION ACCOUNT

(a) MCE shall procure that all Compensation received by it (or to its order) is paid directly to the Dollar Compensation Account (having been promptly converted into Dollars if received in any currency other than Dollars and Francs/Euros or in any non-cash form), unless it is actually received in French Francs/Euros, in which case MCE shall procure that it is paid directly to the Franc Compensation Account.

(b) If any amount is paid into the Franc Compensation Account at any time, MCE may retain in the Franc Compensation Account such amount as MCE demonstrates (to the Banks' satisfaction) is required in order to meet reinstatement costs denominated in French Francs/Euros against which that amount may be applied in accordance with this Agreement. MCE shall procure that any amount in excess of the amount it is entitled to retain in the Franc Compensation Account in accordance with this paragraph (b) is, immediately upon receipt, converted into Dollars and paid directly from the Franc Compensation Account to the Dollar Compensation Account.

(c) MCE may only withdraw amounts from the Dollar Compensation Account or the Franc Compensation Account (subject always to Clause 17.1 (General)) if:

         (i)      no Default is subsisting at the time of the withdrawal; and

         (ii)     the whole amount withdrawn is promptly applied in or towards:

                  (A) in the case only of an amount constituted by the proceeds of any physical damage insurances, meeting MCE's share of the cost of reinstating the destroyed or damaged facilities in respect of which those proceeds were paid; or

                  (B) making any prepayment required by Clause 7.2 (Mandatory prepayment).

(d) If MCE establishes to the reasonable satisfaction of the Facility Agent that the loss or damage giving rise to any insurance claim referred to in paragraph (b) above has been repaired out of moneys withdrawn from the Revenue Account in accordance with the provisions of this Agreement, MCE may transfer moneys representing the proceeds of the claim to the Revenue Account.

18.      REPRESENTATIONS AND WARRANTIES

18.1     REPRESENTATIONS AND WARRANTIES

         Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party.

18.2     STATUS

(a) It is duly registered and incorporated as a limited liability company except in the case of MCE which represents and warrants that it is a partially unlimited liability partnership and in the case of MOTI duly incorporated as a corporation, and validly existing, under the laws of its jurisdiction of incorporation (as set out in Schedule 1); and

(b) each member of the Group has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted.

18.3     POWERS AND AUTHORITY

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents.

18.4     LEGAL VALIDITY

         Each Transaction Document to which it is, or will be, expressed to be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

18.5     PARI PASSU RANKING

         Its obligations under this Agreement rank and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations.

18.6     NON-CONFLICT

         The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is, or will be, expressed to be a party do not and will not:

         (a) conflict with any applicable law or regulation or judicial or official order;

         (b) conflict with the constitutional documents of any member of the Group;

         (c) conflict with any document which is binding upon any member of the Group or any asset of any member of the Group; or

         (d) give rise to a right for any other party to any Project Document to terminate that Project Document.

18.7     NO DEFAULT

(a) No Default is outstanding or would be likely to result from the making of any Loan;

(b) no other event is outstanding which constitutes (or, with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, would constitute) a default under (or entitles any other party to terminate, whether for default or otherwise) any document which is binding on any member of the Group or any asset of any member of the Group to an extent or in a manner which would be likely to have a material adverse effect; and

(c) it is not in default in the performance of any material covenant or obligation relating to any Borrowing Base Asset.

18.8     AUTHORISATIONS

(a) All authorisations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect; and

(b)      all authorisations required in connection with:

         (i) the entry into, performance, validity and enforceability of, and the transactions contemplated by, each of the Project Documents; or

         (ii) the exploitation of each of the Borrowing Base Assets as contemplated by the Transaction Documents and each Forecast,

         have been obtained or effected (as appropriate) and are in full force and effect except:

         (A) to the extent it is impractical or inappropriate for them to have been obtained or effected by the time this representation and warranty is made or deemed to be repeated and failure ever to obtain or effect them could not have a material adverse effect; and

         (B) for any consents from third parties that may be required to sell any of the rights under the Project Documents on enforcement of any of the Security Interests created by any of the Finance Documents.

18.9     ACCOUNTS

         Its audited accounts (if any) most recently delivered to the Facility
         Agent:

         (a) have been prepared in accordance with accounting principles and practices generally accepted in the jurisdiction of its incorporation consistently applied; and

         (b) give a true and fair view of its financial condition as at the date to which they were drawn up,

         and there has been no material adverse change in its financial condition since the date to which those accounts were drawn up.

18.10    LITIGATION

         No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which might, if adversely determined, have a material adverse effect.

18.11    INFORMATION PACKAGE

(a) All factual information contained in the Information Package was true in all material respects as at its date;

(b) all estimates, forecasts and expressions of opinion of any Obligor contained in the Information Package were made in good faith, with due care and on assumptions which the Obligors consider to be reasonable, and the arithmetic of all calculations contained in the Information Package is correct;

(c) so far as it is aware, there are no facts or circumstances which if disclosed might reasonably be expected to alter any person's estimate forecast or expression of opinion contained in the Information Package such that the altered estimate, forecast or expression of opinion might reasonably be expected to adversely affect the decision of a person considering whether to enter into this Agreement;

(d) so far as it is or ought to be aware having made reasonable and due enquiry, the Information Package did not omit as at its date any information which, if disclosed, might reasonably be expected to adversely affect the decision of a person considering whether to enter into this Agreement; and

(e) so far as it is or ought to be aware having made reasonable and due enquiry, as at the date of this Agreement, nothing has occurred since the date of the Information Package which renders any of the information contained in it untrue or misleading in any material respect and which, if disclosed, might reasonably be expected to adversely affect the decision of a person considering whether to enter into this Agreement.

18.12    SECURITY

(a) Each Security Document confers the Security Interests of the type it purports to create over the assets over which a Security Interest is purported to be given by that Security Document and each such Security Interest is first ranking; and

(b)      each Security Document is:

         (i) valid and enforceable against the Obligor party to it, its liquidator, administrator (including any administrateur judiciaire, provisiore, mandataire ad hoc, conciliateur or mandataire liquidateur) and creditors; and

         (ii) not capable of being avoided or set aside, whether in the winding up, administration or dissolution (including the dissolution, liquidation or rederessment judiciaire) of the relevant Obligor or otherwise.

18.13    ENVIRONMENTAL MATTERS

(a) MCE has obtained all Environmental Licences required in connection with each of the Borrowing Base Assets and their exploitation and has at all times complied in all material respects with all those Environmental Licences and all other applicable Environmental Laws except to the extent it is impractical or inappropriate for them to have been obtained or effected by the time this representation and warranty is made or deemed to be repeated and failure ever to obtain or effect them could not have a material adverse effect;

(b) so far as each Obligor is aware, no steps have been taken for the revocation variation or refusal of any material licence or consent;

(c) so far as each Obligor is aware, there is no Environmental Contamination on any site connected with any Borrowing Base Asset which is likely to materially affect the value of MCE's interest in that Borrowing Base Asset or the worth of the Finance Parties' security over it or otherwise have a material adverse effect; and

(d) so far as each Obligor is aware, there are no circumstances that may at any time prevent or interfere with continued compliance by it with all applicable Environmental Laws and Environmental Licenses. No Environmental Claim is pending or, to the best of its knowledge, threatened against it or any of its properties.

18.14    ERISA

         No Obligor or ERISA Affiliate sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, any Plan, or in the past five years has sponsored, maintained, administered, contributed to, participated in, or had any obligation to or liability under, any Plan.

18.15    FORECASTS

         Each Forecast:

         (a)      is based on reasonable assumptions;

         (b) is consistent with the provisions of the Transaction Documents in all material respects;

         (c)      has been prepared in good faith and with due care; and

         (d) fairly represents the Obligors' expectations as at the date the Forecast is produced,

         except, in the case of paragraphs (a) and (d) above, to the extent that the Borrower's Agent has notified the Technical Agent of the respects in which its assumptions and expectations differ from those of the Banks.

18.16    BORROWING BASE ASSETS

(a) Subject only to the provisions of the Project Documents, MCE owns, or has unfettered access to and the right to use, all assets necessary for the exploitation of each of the Borrowing Base Assets as contemplated by the Transaction Documents and each Forecast;

(b) MCE is the absolute legal and beneficial owner of each of the Borrowing Base Interests free from any Security Interest or other interest of any kind, and MCE is not under any obligation to create any Security Interest over any Borrowing Base Interest (except by virtue of any Security Document); and

(c) so far as MCE is aware, no event or circumstance exists which entitles any person to terminate or suspend any authorisation of a kind referred to in Clause 18.8 (Authorisations).

18.17    COPIES OF PROJECT DOCUMENTS

         Each copy of a Project Document delivered to the Facility Agent is, at the time it is delivered, a correct and complete copy of the relevant document as in force at that time.

18.18    COMPLIANCE WITH LAWS

         It has at all times complied with all laws and regulations in all material respects.

18.19    TAXES

         Each Obligor has:

         (a) filed, or procured the filing of, all tax and informational returns that are required to have been filed by it any jurisdiction;

         (b) paid or discharged all taxes due and payable from it or against its assets (other than any taxes that it is contesting in good faith and by appropriate proceedings, in respect of which a reasonably adequate reserve has been established); and

         (c) to the extent taxes are not due, has established reserves that are adequate for the payment of those taxes and are required by generally accepted accounting principles in England and France), in each case where not doing so could have a material adverse effect.

18.20    IMMUNITY

(a) The execution by it of each Finance Document to which it is party constitutes, and its exercise of its rights and performance of its obligations under this Agreement will constitute, private and commercial acts done and performed for private and commercial purposes; and

(b) it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in England, France or the State or Federal courts of New York in relation to any Finance Document to which it is party.

18.21    JURISDICTION/GOVERNING LAW

         Under the laws of its jurisdiction of incorporation, the choice of the laws of England as the governing law of this Agreement is valid and binding and its consent to the jurisdiction of the courts by it provided for in Clause 35 is valid and binding.


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

18.23    STAMP DUTIES

         All stamp or registration duty or similar taxes or charges payable in France, Turkey and the United States of America in respect of any Transaction Document have been paid other than such duty, taxes or charges payable in respect of:

         (a) any Security Document creating any security over any assets in France;

         (b) any document referred to in the definition of "Project Document" in Clause 1.1 (Definitions) which does not exist at the date of this Agreement.

18.24    NO ADVERSE CONSEQUENCES

(a) It is not necessary under the laws of France, Turkey, the Republic of Liberia or the United States of America:

         (i) in order to enable any Finance Party to enforce its rights under any Finance Document; or

         (ii) by reason of the execution of any Finance Document or the performance by it of its obligations under the Finance Document,

         that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in France, Turkey, the Republic of Liberia or the United States of America.

(b) No Finance Party with any Commitment hereunder is or will be deemed to be resident, domiciled or carrying on business in France, Turkey, the Republic of Liberia or the United States of America.

18.25    SUBSIDIARIES

         MOC does not have any Subsidiaries other than the Obligors and the Excluded Subsidiaries.

18.26    INVESTMENT COMPANY ACT

         No Obligor is an "investment company" or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended.

18.27    OTHER REGULATION

         No Obligor is subject to regulation under any United States Federal or State statute or regulation that limits its ability to incur or guarantee indebtedness.

18.28    MARGIN STOCK

(a) The proceeds of the Loans have been and will be used only for the purposes described in Clause 3 (Purpose).


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

(b) No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X of the Board of Governors of the United States Federal Reserve System), and no portion of any Loan has been or will be used, directly or indirectly, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

(c) No portion of any Loan will be used to acquire any security in a transaction that is subject to Section 13 or 14 of the United States Securities Exchange Act of 1934, as amended.

18.29    SOLVENCY

(a) The sum of each US Guarantor's debts (including its obligations under this Agreement) is less than the value of its property (calculated at the lesser of fair valuation and present fair saleable value).

(b) The capital of each US Guarantor is not unreasonably small to conduct its business as currently conducted or as proposed to be conducted.

(c) No US Guarantor has incurred or intends to incur or believes it will incur debts beyond its ability to pay as they mature.

(d) No US Guarantor has made a transfer or incurred an obligation under this Agreement with the intent to hinder, delay or defraud any of its present or future creditors.

(e)      For purposes of this Clause 18.29 (Solvency):

         (i)      "DEBT" means any liability on a claim;

         (ii) "CLAIM" means (A) any right to payment, whether or not that right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (B) any right to an equitable remedy for breach of performance if that breach gives rise to payment, whether or not the right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

         (iii) terms used in this Clause 18.29 (Solvency) shall be construed in accordance with the applicable United States bankruptcy and New York fraudulent conveyance statutes and the related case law.

18.30    TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

         The representations and warranties set out in this Clause 18:

         (a)      are made on the date of this Agreement; and

         (b) (with the exception of Clauses 18.10 (Litigation), 18.11 (Information Package), 18.13(b) (Environmental matters) and 18.15(c) (Borrowing Base Assets)) are deemed to be repeated by each Obligor on the date of each Request, each Drawdown Date and the first


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
                  day of each Interest Period, in each case with reference to the facts and circumstances then existing.

19.      UNDERTAKINGS

19.1     DURATION

         The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

19.2     FINANCIAL AND MISCELLANEOUS INFORMATION

         Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Banks unless the Facility Agent agrees otherwise):

         (a) as soon as they are available (and in any event within 180 days of the end of the relevant financial year):

                  (i) in the case only of MOC, the audited consolidated accounts of the Group for each of its financial years; and

                  (ii) in the case of MCE and each other member of the Group that prepares such accounts, its audited unconsolidated accounts for each of its financial years;

         (b) as soon as they are available (and in any event within 120 days of the end of the first half-year of each of the relevant financial year), its unaudited accounts for that half-year;

         (c) all formal documents (such as notices of general meetings and written resolutions) despatched by it to its shareholders (or any class of them) or its creditors (or any class of them) at the same time as they are despatched;

         (d) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which might, if adversely determined, have a material adverse effect;

         (e) promptly, such further information in the possession or control of any member of the Group regarding its financial condition and operations (including, without limitation, as to any Borrowing Base Asset) as any Finance Party may reasonably request; and

         (f) details of the adoption of, participation in or contribution to any Plan by the Obligor or any ERISA Affiliate, or any action by any of these to adopt, participate in or contribute to any Plan, or the incurrence by any of them of any liability or obligation to any Plan.

19.3     BORROWING BASE ASSET AND SIMILAR INFORMATION

         The Borrowers' Agent shall supply to the Facility Agent (in sufficient copies for all of the Banks unless the Facility Agent agrees otherwise):


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

         (a)      promptly upon receipt by an Obligor, a copy of:

                  (i) any budget approved by the operating committee (or similar body) in relation to any Borrowing Base Asset (or any area covered by a petroleum production licence for a Borrowing Base Asset);

                  (ii) each monthly report prepared by or for an operator in respect of a Borrowing Base Asset;

                  (iii) any report or production data produced by any operator of a Borrowing Base Asset, or by any reservoir engineer or similar expert, in relation to any Borrowing Base Asset (other than routine day-to-day field information); and

                  (iv) any other information relating to a Borrowing Base Asset that could change any Assumption in the current Forecast or impose any additional material liability on MCE;

         (b) promptly upon request by either Agent, a copy of any Project Document;

         (c) not less than 14 days before MCE enters into any new Project Document or any amendment to any existing Project Document (in each case, otherwise than in the ordinary course of MCE's trading), details of that Project Document or amendment;

         (d) within 30 days after request by either Agent, a report in relation to the Group's activities, assets and operations in Turkey, of such scope as the relevant Agent may require and

         (e) by the 31st March each year, an independent engineer's report (of a scope, in a form and prepared in the preceding year by an engineer all acceptable to the Technical Agent) in respect of each Borrowing Base Asset, as of 31st December.

19.4     NOTIFICATION OF DEFAULT

         Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

19.5     COMPLIANCE CERTIFICATES

         Each Obligor shall supply to the Facility Agent:

         (a)      between 5 and 3 Business Days before each Calculation Date;
                  and

         (b)      promptly at any other time, if the Facility Agent so requests,

         a certificate signed by two of its directors on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.


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

19.6     AUTHORISATIONS

         Each Obligor shall promptly obtain, maintain and comply with the terms of, and promptly supply certified copies to the Facility Agent of, any authorisation required under any law or regulation:

         (a) to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document; or

         (b) in the case of MCE, to enable it to perform its obligations under, or for the validity or enforceability of, any other Transaction Document to which it is party or for the exploitation and/or operation of any Borrowing Base Asset as contemplated by the Transaction Documents and the current Forecast.

19.7     PARI PASSU RANKING

         Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

19.8     NEGATIVE PLEDGE

(a) No Obligor shall, and MOC shall procure that no other member of the Group will, create or permit to subsist any Security Interest on any of its assets.

(b)      Paragraph (a) does not apply to any Security Interest:

         (i) to the extent it is a lien arising by operation of law in the ordinary course of trading of the relevant Obligor or member of the Group and does not secure any amount more than 30 days overdue;

         (ii)     in favour of a Finance Party under a Finance Document;

         (iii) that arises under a Project Document and does not secure any Financial Indebtedness;

         (iv) in the case only of Madison Turkey and MOTI, that does not secure Financial Indebtedness and arises under a document that would be a Project Document if it related to a Borrowing Base Asset and were entered into by MCE.

19.9     TRANSACTIONS SIMILAR TO SECURITY

         No Obligor shall:

         (a) dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

         (b) dispose of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading, in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset.

19.10    DISPOSALS

(a) No Obligor shall, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, dispose of:

         (i) all or any part of any Borrowing Base Interest or any Borrowing Base Petroleum or any shares in any other Obligor; or

         (ii)     all or any part of its other assets.

(b)      Paragraph (a)(i) above does not apply to:

         (i) sales of Borrowing Base Petroleum under any Project Document (as in force at the date of this Agreement) or otherwise on arms'-length terms for cash-only consideration;

         (ii) disposals arising solely by virtue of a unitisation or redetermination of a Borrowing Base Asset; or

         (ii)     the creation of Security Interests under the Security
                  Documents.

(c)      Paragraph (a)(ii) above does not apply to:

         (i) disposals made in the ordinary course of business of the disposing entity if (but only if) the aggregate value (or if greater disposal price) of all assets so disposed of by all members of the Group in any calendar year (other than petroleum) does not exceed $500,000;

         (ii) disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

         (iii) the payment of cash as consideration for the acquisition (in accordance with all applicable provisions of the Finance Documents) of any asset at arms' length and on normal commercial terms;

         (iv)     the creation of Security Interests under the Security
                  Documents; or

         (v) the disposal by Madison Turkey to MOTI of all its business, assets and undertaking.

19.11    CHANGE OF BUSINESS

(a) Each Obligor shall procure that no substantial change is made to the general nature or scope of the business of any Obligor or the Group from that carried on at the date of this Agreement.


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
(b)      MCE shall not:

         (i) carry on any business other than the ownership and exploitation of interests in the Borrowing Base Assets and the exploration for, and production and disposal of petroleum from, the areas covered (as at the date of this Agreement) by the petroleum production licences for the Borrowing Base Assets and activities associated with those activities (but excluding, for the avoidance of doubt, petroleum trading); or

         (ii) own any assets or incur any liabilities except for the purposes of carrying on that business.

19.12    MERGERS AND ACQUISITIONS

(a) No Obligor shall enter into any amalgamation, demerger, merger or reconstruction.

(b) No Obligor shall acquire any asset(s) or business, or make any investment(s), except for:

         (i) the acquisition of assets, and the making of investments, in the ordinary course of trading; and

         (ii) other acquisitions and investments provided that the aggregate value of all consideration (including all non-cash consideration) given by any member(s) of the Group during any calendar year for or in respect of all such acquisitions and investments does not at any time exceed $500,000 (translating any consideration paid in a currency other than Dollars into Dollars at the Agent's Spot Rate of Exchange at the time it is paid).

19.13    OTHER FINANCIAL INDEBTEDNESS

         No Obligor shall at any time incur or have outstanding any Financial Indebtedness except for:

         (a)      Financial Indebtedness arising under the Finance Documents;

         (b) Financial Indebtedness of an Obligor that is subordinated to the relevant Obligor's obligations under the Finance Documents on terms approved by the Facility Agent specifically in relation to the Financial Indebtedness in question; and

         (c) Financial Indebtedness constituted by the Elf Oil Swap (as in force at the date of this Agreement);

         (d) Financial Indebtedness of up to $600,170 (or its equivalent) in aggregate owing to Elf Aquitaine Exploration Production S.A. as at the date of this Agreement (but not any greater or other Financial Indebtedness owing to that unity at any time).
19.14    LOANS

         No Obligor shall make any loan or extend any other form of credit or financial accommodation, or give any guarantee of any person's Financial Indebtedness, to any person, or otherwise be a creditor in respect of any Financial Indebtedness of any person, except:


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

         (a)      to the extent required to do so by any Project Document;

         (b)      for trade credit on usual commercial terms; and

         (c)      for loans lawfully advanced:

                  (i)      by MOCE to MCE or MOF;

                  (ii)     by MOF to MCE or MOCE; or

                  (iii)    by MOTI or Madison Turkey to MOCE.

19.15    DISTRIBUTIONS ETC

(a) MCE shall not declare, make or pay any Distribution at any time after the B/C Discharge Date, and shall not do so at any time on or before the B/C Discharge Date unless:

         (i) the Distribution is solely a lawful dividend and is paid directly from the Revenue Account in accordance with all relevant provisions of the Finance Documents;

         (ii) no default is subsisting, and Total Indebtedness does not exceed the Borrowing Base Amount, at the time the Distribution is declared and at the time it is paid; and

         (iii) the whole of the proceeds of the Distribution are immediately and directly applied in repaying or prepaying Loans outstanding under Tranche B or Tranche C.

(b) MOF shall not declare, make or pay any Distribution at any time on or before the B/C Discharge Date unless the whole of the proceeds of the distribution are immediately and directly applied in repaying or prepaying Loans outstanding under Tranche C.

(c) MOCE shall not declare, make or pay any Distribution at any time on or before the B/C Discharge Date.

(d) Without limiting paragraph (a) above, MOCE, MOF and MCE shall each do everything within their respective powers to ensure that MCE declares and pays dividends or other distributions whenever it is lawfully and prudently able to do so until the B/C Discharge Date.

(e)      MCE shall not:

         (i) enter into any agreement, or take any other action, that could result in the aggregate amount falling payable by it under the Management Agreements during any 6 month period ending on a Calculation Day exceeding $500,000;

         (ii)     amend either Management Agreement in any material respect; or

         (iii) enter into any other management, services, supply or other contract with any other member of the Group under which amounts may become payable to that other member of the Group.


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

(f) No Obligor shall be entitled to claim, receive or retain any amount paid or paid under any contract entered into in contravention of paragraph (e) above.

19.16    INSURANCE

(a) MCE shall insure for its individual account, and keep so insured, each of its Borrowing Base Interests and all of its Borrowing Base Petroleum against:

         (i) all risks normally insured against by prudent owners of comparable assets in France; and

         (ii) any other risks which the Technical Agent may reasonably require as a result of any change(s) in circumstances, risks or the Majority Banks' perception of risk.

         Any such insurance must be maintained:

         (A) with an insurance company or underwriters acceptable to the Facility Agent; and

         (B) otherwise on terms consistent with the good practice of prudent owners of comparable assets in France.

(b) MCE shall procure that all moneys received or receivable under any such insurances are applied:

         (i) in replacing, restoring or reinstating the property or assets destroyed or damaged or in any other manner which the Facility Agent may agree; or

         (ii) after a Default has occurred, if the Facility Agent so directs and the terms of the relevant insurances so permit, in or towards satisfaction of amounts owing or outstanding under the Finance Documents.

(c) In respect of any insurance maintained by MCE or any person on its behalf in accordance with paragraph (a) above, MCE shall:

         (i) not do, or permit anything to be done, which may make it void or voidable;

         (ii) promptly pay all premiums and do all other things necessary to keep it maintained in full force; and

         (iii) on demand by the Facility Agent, produce to the Facility Agent the policy, certificate or cover note relating to it and the receipt for the payment of any premium for it as the Facility Agent may request.

(d) MCE shall take out such insurances (if any) in relation to environmental matters and risks as the Technical Agent may from time to time require.


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

19.17    COMPLIANCE WITH LAWS

         Each Obligor shall comply in all material respects with all laws and regulations applicable to it or its assets or activities for the time being.

19.18    PROJECT DOCUMENTS

         MCE shall:

         (a) ensure that none of its rights under or in respect of any of the Project Documents are at any time terminated, suspended or limited in any way;

         (b) not agree to any waiver, amendment, termination or cancellation of any Project Document other than in a manner that can only be regarded as immaterial;

         (c) duly and properly perform its obligations under the Project Documents (except to the extent, if any, they are inconsistent with its obligations under the Finance Documents);

         (d) exercise its rights, and (so far as within its power) ensure that others exercise their respective rights, under and in respect of the Project Documents consistently with its obligations under the Finance Documents; and

         (e) not enter into any Project Document except for one, the entry into, performance, termination or breach of which can only be regarded as immaterial.

19.19    BORROWING BASE ASSETS

         MCE shall:

         (a) ensure (so far as it is able) that each Borrowing Base Asset is at all times exploited and operated in a reasonable and prudent manner and in accordance with good industry practice, all applicable laws and regulations and the provisions of the Project Documents;

         (b)      not abandon all or any material part of any Borrowing Base
                  Asset;

         (c) not act in any manner that would be materially prejudicial to the interests of any Finance Party under the Finance Documents; and

         (d) maintain full and proper technical and financial records in relation to each of the Borrowing Base Assets and all Borrowing Base Petroleum, and ensure (so far as it is able) that the Agents (and/or any person nominated by either of them) are afforded reasonable access to each of its Borrowing Base Assets and all such records during normal business hours on reasonable notice.

19.20    TAXES

         Each Obligor shall:


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

         (a) maintain its tax residence in its jurisdiction of incorporation;

         (b) procure that all taxes payable by, or assessed upon, it are paid when due;

         (c) to the fullest extent it is able to do so, apply any and all tax credits, losses, reliefs or allowances taken into account in any Forecast at any time in the manner, at the time and to the extent that they were so taken into account; and

         (d) not surrender or dispose of any tax credit, loss, relief or allowance to any person.

19.21    ENVIRONMENTAL MATTERS

         Each Obligor shall:

         (a) comply in all material respects with all applicable Environmental Laws and Environmental Licences;

         (b) notify the Facility Agent immediately it becomes aware of any actual or suspected Environmental Contamination that might give rise to a material liability;

         (c) give the Agent prompt notice if there is non-compliance with any Environmental Law or Environmental License of which it is aware; and

         (d) give the Agent prompt notice of any Environmental Claim or any other claim, notice or other communication served on it in respect of any alleged breach of any Environmental Law or Environmental Licence.

19.22    CAPITAL EXPENDITURE, ETC

         MCE shall:

         (i) not make or incur, or incur any obligation or liability for or in respect of, any capital expenditure except for capital expenditure taken into account as a Permitted Payment in the current Forecast; and

         (ii) in any event, not make or incur, or incur any obligation or liability for or in respect of, any capital expenditure, exploration and appraisal expenditure or general administrative expenditure at any time whilst a Default is subsisting.

19.23    HEDGING

(a) MCE shall from time to time promptly enter into such hedging arrangement(s) (whether in respect of petroleum prices or interest or exchange rates) as the Technical Agent may from time to time require.

(b) Without limiting or affecting Clause 19.13 (Other Financial Indebtedness), no Obligor shall at any time enter into any hedging arrangements(s) with any person that is not a Bank.


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

19.24    INTRA-GROUP TRANSACTIONS

         No Obligor shall enter into any transaction or arrangement with any other members of the Group otherwise than on arms'-length terms.

19.25    TURKISH BUSINESSES

(a)      MOCE shall procure that each of Madison Turkey and MOTI:

         (i) converts all amounts received by it in a currency other than Dollars into Dollars as soon as it is lawfully able to do so (except to the extent it needs to keep the relevant funds in the currency in which they were received in order to be able to meet operating expenditure denominated in that currency);

         (ii) following such conversion, holds all such funds in Dollars and makes no payments from them except for:

                  (A) payment of its normal operating expenditure in the ordinary course of trading; and

                  (B) the payment of dividends or other distributions to MOCE, or the payment or repayment of borrowings owing to MOCE; and

         (iii) in any event, does not make any payment to any other member of the Group except for payments of the kind contemplated by paragraph (ii)(B) above and payments to MOCE for overheads and corporate services up to an aggregate amount (for Madison Trading and MOTI together) which, when aggregated with all amounts paid under the Management Agreements, does not exceed $1,000,000 in any 6-month period ending on a Calculation Date; and

         (iv) makes payments of the kind contemplated by paragraph (ii)(B) above whenever it is lawfully and prudently able to do so, and in any event does so not less than once in each half of each of its financial years.

(b)      MOCE shall procure that, by not later than 31st August, 2001:

         (i) Madison Turkey shall have transferred all of its assets, liabilities, business and undertaking to MOTI and shall have been wound up and dissolved; and

         (ii) MOTI shall have discharged in full all of the consideration for that transfer.

(c) No Obligor shall amend, waive or terminate either Management Agreement or any other management, services or supply agreement between itself and any other member of the Group.


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
19.26    INVESTMENT COMPANY ACT

         No Obligor will, either by act or omission, become, or permit any other Obligor to become, an "investment company" or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended.

19.27    MARGIN STOCK

         The Obligors will use the proceeds of the Loans only for the purpose described in Clause 3 (Purpose). No Obligor will engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U and X issued by the Board of Governors of the United States Federal Reserve System), and no portion of any Loan will be used, directly or indirectly, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. No portion of any Loan will be used to acquire any security in a transaction that is subject to
         Section 13 or 14 of the United States Securities Exchange Act of 1934, as amended.

19.28    SOLVENCY

         Each US Guarantor will, at all times, maintain sufficient capital to conduct its current and proposed business and operations, maintain its ability to pay its debts as they become due, and continue to own property having a value - both at fair valuation and at present fair saleable value - greater than the total amount of the probable liability of such US Guarantor on its debts and obligations (including this Agreement).

19.29    SECURITY MATTERS

         The Borrowers shall procure that:

         (a) the MCE Share Pledge and the MOF Share Pledge are to be validly granted (in a form acceptable to the Facility Agent), and all such formalities as the Facility Agent may require in relation to those documents are completed, by 7th June, 2001; and

         (b) an audit of the Computer Model (satisfactory to the Technical Agent) is provided to the Agents by 31st May, 2001; and

         (c) certified English translations of the following documents are provided to the Agents by 30th April, 2001:

                  (i)      Oil Sales Agreement with Elf Antar;

                  (ii)     Strategic Reserve Rights Sales Agreement with SIPLEC;
                           and

                  (iii) Neocomian Purchase and Sale Agreement with Elf Aquitaine Exploration Production S.A.; and


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

         (d) evidence (satisfactory to the Technical Agent) that insurances acceptable to the Technical Agent are in force in respect of the Borrowing Base Assets is supplied to the Agents not later than 14th April, 2001.

20.      DEFAULT

20.1     EVENTS OF DEFAULT

         Each of the events set out in this Clause is an Event of Default (whether or not caused by any reason whatsoever outside the control of an Obligor or any other person).

20.2     NON-PAYMENT

         An Obligor does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable (including, without limitation, any amount payable by the Borrowers under Clause 6 (Repayment) or Clause 7 (Prepayment, cancellation and mitigation)) unless the Borrowers' Agent demonstrates that the failure is due solely to technical or administrative reasons and the relevant amount is paid in full within 3 Business Days after the due date.

20.3     BREACH OF OTHER OBLIGATIONS

         An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.2 (Non-payment)) unless that non-compliance is, in the opinion of the Majority Banks, capable of remedy within the relevant grace period and is in fact remedied within the relevant grace period after any of the Obligors first becomes aware of it, and for these purposes the "RELEVANT GRACE PERIOD" is 14 days except in the case of non-compliance only with any of Clauses 19.2 (Financial and miscellaneous information), 19.20 (Taxes), 19.21 (Environmental matters) and 19.25 (Turkish businesses), in which case it is 21 days.

20.4     MISREPRESENTATION

         A representation, warranty or statement in writing made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of an Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated and if the cause(s) and consequence(s) of that incorrectness are, in the opinion of the Majority Banks capable of being remedied within 14 days, it/they is/are not remedied within 14 days after any of the Obligors first becomes aware of it.

20.5     CROSS-DEFAULT

(a) Any Financial Indebtedness of a member of the Group (other than an Excluded Subsidiary) is not paid when due; or

(b) an event of default howsoever described occurs under any document relating to Financial Indebtedness of a member of the Group (other than an Excluded Subsidiary); or


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(c)      any Financial Indebtedness of a member of the Group (other than an
         Excluded Subsidiary) becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(d) any commitment for, or underwriting of, any Financial Indebtedness of a member of the Group (other than an Excluded Subsidiary) is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(e) any Security Interest securing Financial Indebtedness over any asset of a member of the Group (other than an Excluded Subsidiary) becomes enforceable,

         in each case where the Financial Indebtedness in question is greater than or equal to $50,000 or its equivalent in other currencies.

20.6     INSOLVENCY

(a) A member of the Group (other than an Excluded Subsidiary) is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent (including, without limitation "en etat de cession de paiements"), or admits inability to pay its debts as they fall due; or

(b) a member of the Group (other than an Excluded Subsidiary) suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(c) a member of the Group (other than an Excluded Subsidiary) by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness (including without limitation by way of "reglement amiable").

20.7     INSOLVENCY PROCEEDINGS

(a) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of any member of the Group (other than an Excluded Subsidiary); or

(b) a meeting of any member of the Group (other than an Excluded Subsidiary) is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration, dissolution, liquidation, or redressement judiciaire, or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of any member of the Group (other than an Excluded Subsidiary) unless, in the case of a winding-up petition but not an administration petition, it is patently frivolous, vexatious or an abuse of process and is unconditionally dismissed within 21 days after being presented; or

(d) any order for the winding-up or administration dissolution, liquidation, or redressement judiciaire, of any member of the Group (other than an Excluded Subsidiary) is made; or


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(e)      any other step analogous to any of the above (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of any member of the Group (other than an Excluded Subsidiary) or any other insolvency proceedings involving any member of the Group (other than an Excluded Subsidiary).

20.8     APPOINTMENT OF RECEIVERS AND MANAGERS

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like (including any administrateur judiciaire, provisiore, mandataire ad hoc, conciliateur or mandataire liquidateur) is appointed in respect of any member of the Group (other than an Excluded Subsidiary) or any part of its assets; or

(b) the directors, shareholders or creditors of a member of the Group (other than an Excluded Subsidiary) requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like (including any administrateur judiciaire, provisiore, mandataire ad hoc, conciliateur or mandataire liquidateur); or

(c) any other steps are taken to enforce any Security Interest over any part of the assets of any member of the Group (other than an Excluded Subsidiary).

20.9     CREDITORS' PROCESS

         Any attachment, sequestration, distress or execution affects any asset of a member of the Group (other than an Excluded Subsidiary) unless it is discharged within 14 days.

20.10    ANALOGOUS PROCEEDINGS

         There occurs, in relation to a member of the Group (other than an Excluded Subsidiary), any event anywhere which, in the opinion of the Majority Banks, corresponds with any of those mentioned in Clauses 20.6 (Insolvency)-20.9 (Creditors' process) (inclusive).

20.11    CESSATION OF BUSINESS

         A member of the Group (other than Madison Turkey and any Excluded Subsidiary) ceases, or threatens to cease, to carry on all or a substantial part of its business.

20.12    UNLAWFULNESS

         It is or becomes unlawful for an Obligor to perform any of its obligations under any Transaction Document.

20.13    EFFECTIVENESS OF SECURITY

         The guarantee of a Guarantor or any Security Document (or any Security Interest purported to be created or evidenced by any Security Document) is not valid, binding and enforceable or is alleged by an Obligor not to be valid, binding or enforceable for any reason.


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20.14    COVER RATIOS

(a) The ratio of Relevant NPV to Total Indebtedness is at any time less than 1.25:1; or

(b) the Majority Banks are at any time of the view that the applicable Forecast for the time being does not demonstrate that MCE will be able to meet all of its obligations in full as they fall due at all times until the Final Repayment Date; or

(c) a Redetermination Date occurs and no Forecast prepared as of that Redetermination Date has been approved by the Majority Banks

20.15    PROJECT DOCUMENTS

(a) Any Project Document is not, or ceases to be, a legal, valid and binding obligation of any person expressed to be party to it; or

(b)      any party to any Project Document defaults under that Project Document;
         or

(c) any Project Document is or becomes capable of being suspended, terminated or revoked by any party to it, or is suspended, terminated or revoked,

         in circumstances where the event referred to in paragraph
         (a)-(c)(inclusive) above (or its possible consequences, such as termination of the relevant Project Document) would be likely, in the reasonable opinion of the Majority Banks, to have a material adverse effect, unless the event in question is, within 30 days of notification to any Obligor, remedied in a manner satisfactory to the Majority Banks and the Majority Banks are satisfied that, in all the circumstances, there is no materially increased risk during that 30 days' period.

20.16    BORROWING BASE ASSETS

(a)      A decision is taken to abandon a Borrowing Base Asset; or

(b) all or any part of any Borrowing Base Interest (or any petroleum or revenues or other moneys arising in respect of any Borrowing Base Interest) is nationalised, expropriated, compulsorily acquired or seized by any government or any governmental or public sector agency, or any such government or agency takes, or officially announces that it will take, any step with a view to any of the above.

20.17    LITIGATION

         Any litigation, arbitration or administrative proceedings are instituted or current in respect of any member of the Group which would be likely, if adversely determined, to have a material adverse effect.


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20.18    AUTHORISATIONS

         Any person is or becomes entitled to terminate or suspend any authorisation of any kind referred to in Clause 18.8(b)
         (Authorisations) and any such entitlement, termination or suspension would be likely to have a material adverse effect.

20.19    INSURANCE

         Any insurance required under the Finance Documents is not or ceases to be in full force and effect.

20.20    CHANGE OF CONTROL

(a) Any Obligor (other than MOC) is not, or ceases to be, a wholly-owned subsidiary of MOC; or

(b)      MCE is not, or ceases to be, a wholly-owned subsidiary of MOF; or

(c)      MOF is not, or ceases to be, a wholly-owned subsidiary of MOCE; or

(d) any single person, or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers) acquires control (as defined in
         Section 416 of the Income and Corporation Taxes Act 1988) of MOC.

20.21    MATERIAL ADVERSE CHANGE

         Any event or series of events occurs which, in the reasonable opinion of the Majority Banks, would be likely to have a material adverse effect.

20.22    U.S. BANKRUPTCY LAWS

(a)      Any Obligor makes a general assignment for the benefit of creditors; or

(b) any Obligor commences a voluntary case or proceeding under the United States Bankruptcy Code of 1978, as amended, or under any other United States Federal or State bankruptcy, insolvency or other similar law (collectively "U.S. BANKRUPTCY LAWS"); or

(c) an involuntary case under any U.S. Bankruptcy Law is commenced against any Obligor and the petition is not controverted within 30 days and is not dismissed or stayed within 90 days after commencement of the case; or

(d) a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under any U.S. Bankruptcy Law for or takes charge of, all or substantial part of the property of any Obligor.

20.23    ERISA

(a) Any event or condition that presents a material risk that any Obligor or any ERISA Affiliate may incur a material liability to a Plan or to the United States Internal Revenue Service or to the United States Pension Benefit Guaranty Corporation; or


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(b)      an "accumulated funding deficiency" (as that term is defined in section
         412 of the United States Internal Revenue Code of 1986, as amended, or section 302 of ERISA), whether or not waived, by reason of the failure of any Obligor or any ERISA Affiliate to make a contribution to a Plan.

20.24    ACCELERATION

(a) At any time whilst an Event of Default is subsisting, the Facility Agent may, and shall if so directed by the Majority Banks, by notice to the Borrowers' Agent:

         (i)      cancel the Total Commitments in full or in part; and/or

         (ii) demand that all or part of the Loans, together with accrued interest, and any or all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (iii) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Banks.

(b) Upon the occurrence of an Event of Default set out in Clause 20.22 (U.S. Bankruptcy Laws):

         (i) the Total Commitments shall automatically and immediately be cancelled in full; and

         (ii) all of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, shall automatically be immediately due and payable.

20.25    CONTROL ACCOUNTS

         At any time whilst an Event of Default is subsisting, the Facility Agent may, and shall if so directed by the Majority Banks, without notice to, or the consent of, any Obligor:

         (a) give notice to the Account Bank that it is to be the sole signatory on any or all of the Control Accounts; and/or

         (b) give notice to the Account Bank that no withdrawal may be made from any or all of the Control Accounts or that no payment be made to any specified person(s) from any or all of the Control Accounts) except with the specific prior written consent of the Facility Agent; and/or

         (c) apply all amounts in the Control Accounts in or towards payment or repayment of amounts outstanding or payable by any Obligor under the Finance Documents and such other amounts payable by any Obligor (including, without limitation, Permitted Payments) as the Majority Banks may agree, all in such order as the Facility Agent thinks fit (but subject, as between the Finance Parties and without conferring any rights on any Obligor, to Clause 10.7 (Partial payments)).


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         Any such notice shall take effect in accordance with its terms. The
         Finance Parties acknowledge that they may not, under this Clause, apply any amount in such a way as to contravene French law no 66-537 of 24th July, 1966.

20.26    NO INDEPENDENT ACTION

         No Finance Party may, except with the prior consent of the Majority
         Banks:

         (a) enforce any Security Interest created or evidenced by any Security Document or require the Facility Agent to enforce any such Security Interest;

         (b) sue for or institute any creditor's process (including a Mareva injunction, garnishment, execution or levy, whether before or after judgment) in respect of any obligation (whether or not for the payment of money) owing to it under or in respect of any Finance Document;

         (c) take any step (including petition, application, notice of meeting or proposal to creditors) for the liquidation, winding-up or administration of, or any insolvency proceeding in relation to, an Obligor, or for a voluntary arrangement or scheme of arrangement in relation to an Obligor;

         (d) apply for any order for an injunction or specific performance in respect of an Obligor in relation to any of the Finance Documents.

20.27    ACTION BY HEDGING BANK

         Except as the Majority Banks have previously consented in writing, the Hedging Bank will not:

         (a) demand (other than as may be necessary in order to exercise any right to terminate or close out any hedging transactions) or receive payment of, or any distribution in respect of (or on account of) any Hedging Liability in cash or kind, or apply any money or assets in or towards the discharge of any Hedging Liability except for:

                  (i) scheduled payments arising under the original terms of the relevant Hedging Agreement (without regard to any amendments made after the date of that Hedging Agreement); and

                  (ii) the proceeds of enforcement of the Security Documents received and applied as permitted by this Agreement;

         (b) discharge any Hedging Liability by set-off or any right of combination of accounts or otherwise except if and to the extent that the Hedging Liability in question is permitted to be paid under paragraph (a) above and no Event of Default is subsisting; or

         (c) permit to subsist or receive any Security Interest or any guarantee or other assurance against financial loss for, or in respect of, any Hedging Liability other than under the Security Documents specified in paragraph (a) of the definition of that term or any other Security Interest or guarantee granted for the joint benefit of the Banks; or


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         (d)      exercise any right to terminate or close out of any hedging transaction other than by reason of a payment event of default by the relevant Obligor under the relevant Hedging Agreement, or if the Facility Agent has notified the Hedging Bank that it has exercised any of its rights under Clause 20.24 (Acceleration) or if Clause 20.24 (b) applies.

20.28    ANCILLARY FACILITY AND HEDGING PAYMENTS AFTER AN EVENT OF DEFAULT

         The Facility Agent may, and shall if so instructed by the Majority Banks, at any time whilst Default is subsisting, by notice to the Borrower's Agent and the Ancillary Bank or Hedging Bank (as appropriate) require all payments by MCE under or in respect of Ancillary Facility Letter or any Hedging Agreement to be made to it (for the account of the Ancillary Bank or the relevant Hedging Bank) in accordance with Clause 10 (Payments). MCE and the Ancillary Bank or the relevant Hedging Bank shall comply with any such notice in accordance with its terms.

21.      THE AGENTS AND THE ARRANGER

21.1     APPOINTMENT AND DUTIES OF THE AGENTS

(a) Each Finance Party (other than the Agents) irrevocably appoints each Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Party appointing the Agents irrevocably authorises each Agent on its behalf to:

         (i) perform the duties and to exercise the rights, powers and discretions that are specifically delegated to the relevant Agent under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

         (ii) execute each Finance Document expressed to be executed by the relevant Agent on that Party's behalf.

(c) Each Agent shall have only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

21.2     ROLE OF THE ARRANGER

         Except as otherwise provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

21.3     RELATIONSHIP

         The relationship between the Agents and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes any Agent as trustee or fiduciary for any other Party or any other person and neither Agent need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.


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21.4     MAJORITY BANKS' INSTRUCTIONS

(a) Each Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions each Agent may act as it considers to be in the best interests of all the Banks.

(b) No Agent is authorised to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

21.5     DELEGATION

         Each Agent may act under the Finance Documents through its personnel and agents.

21.6     RESPONSIBILITY FOR DOCUMENTATION

         None of the Agents and the Arranger is responsible to any other Party for:

         (a) the execution, genuineness, validity, enforceability or sufficiency of any Transaction Document or any other document;

         (b)      the collectability of amounts payable under any Finance
                  Document; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document (including, without limitation, the Information Package).

21.7     DEFAULT

(a) No Agent is obliged to monitor or enquire as to whether or not a Default has occurred. No Agent will be deemed to have knowledge of the occurrence of a Default. However, if an Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) No Agent may require the receipt of security satisfactory to it (whether by way of payment in advance or otherwise) against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

21.8     EXONERATION

(a) Without limiting paragraph (b) below, no Agent will be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of any Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any


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         kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

21.9     RELIANCE

         Each Agent may:

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

         (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the relevant Agent's employment and those representing a Party other than the relevant Agent).

21.10    CREDIT APPROVAL AND APPRAISAL

         Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

         (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities, and of each Borrowing Base Asset and Project Document, in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by either Agent or the Arranger in connection with any Finance Document; and

         (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities, and all of the other matters referred to in paragraph (a) above, while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

21.11    INFORMATION

(a) Each Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to that Agent by a Party for that person.

(b) The Facility Agent shall promptly supply a Bank with a copy of each document received by the Facility Agent under Clause 4 (Conditions precedent) (other than any Fee Letter) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, neither Agent is obliged to review or check the accuracy or completeness of any document it forwards to another Party.


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(d)      Except as provided above, no Agent has any duty:

         (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor, or concerning any Borrowing Base Asset or Project Document, in each case whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from any Obligor.

21.12    THE AGENTS AND THE ARRANGER INDIVIDUALLY

(a) If it is also a Bank, each Agent and the Arranger has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not an Agent or the Arranger.

(b)      Each Agent and the Arranger may:

         (i)      carry on any business with an Obligor or its related entities;

         (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

         (iii) retain any profits or remuneration in connection with its activities under the Finance Documents or in relation to any of the above.

(c) In acting as an Agent, the agency division of each Agent shall be treated as a separate entity from its other divisions and departments. Any information acquired by an Agent which, in its opinion, is acquired by it otherwise than in its capacity as that Agent may be treated as confidential by that Agent and shall not be deemed to be information possessed by that Agent in its capacity as such.

(d) Each Obligor irrevocably authorises each Agent to disclose to the other Finance Parties any information which in its opinion is received by it in its capacity as Agent.

(e) The Facility Agent may deduct from any amount received by it for the Banks pro rata any unpaid fees, costs and expenses of any Agent incurred in connection with the Finance Documents.

21.13    INDEMNITIES

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall immediately on demand indemnify each Agent for its proportion of any liability or loss incurred by that Agent in any way relating to or arising out of its acting as Agent, except to the extent that the liability or loss arises directly from the relevant Agent's gross negligence or wilful misconduct.


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(b)      A Bank's proportion of the liability or loss set out in paragraph (a)
         above is the proportion which the aggregate principal amount of its participations in all outstanding Loans (if any) bears to the aggregate principal amount of all outstanding Loans on the date of the demand. However, if there are no Loans outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

21.14    COMPLIANCE

(a) Each Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, no Agent need disclose any information relating to an Obligor or any of its related entities, or to any Borrowing Base Asset or Project Agreement, if the disclosure might, in the opinion of the relevant Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.15    RESIGNATION OF AGENTS

(a) Notwithstanding its irrevocable appointment, either Agent may resign by giving notice to the Banks and the Borrowers' Agent, in which case that Agent may immediately appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may, with the consent of the Borrowers' Agent (including in relation by fees) (which shall not be unreasonably withheld or delayed), appoint a successor Agent. The parties agree that any resignation of the US Security Agent shall be governed by the provision of the Security Documents to which it is a party.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may appoint a successor Agent (regardless of whether or not the Borrowers' Agent or any other Obligor consents to the appointment).

(c) The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent will succeed to the position of the retiring Agent and the term "FACILITY AGENT", "TECHNICAL AGENT" or "AGENT" (as the case may be) will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 21 (The Agents and the Arranger) shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in


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         connection with the Finance Documents while it was Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

21.16    BANKS

(a) Each Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s), until it has received not less than five Business Days' prior notice from the Bank to the contrary.

(b) Each Agent may at any time, and shall if required to do so by the Majority Banks, convene a meeting of the Banks.

21.17    EXTRAORDINARY MANAGEMENT TIME AND RESOURCES

         MCE shall immediately on demand pay each Agent for the cost of utilising its management time or other resources in connection with:

         (a) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document other than any such amendment, waiver, consent or suspension of rights that is reasonable and routinely required for a facility of this nature and in relation to the re-negotiation of the Gas Sales Agreement; or

         (b)      the occurrence of a Default; or

         (c) the enforcement of, or the preservation of any rights under, any Finance Document.

         Any amount payable to an Agent under this Clause will be calculated on the basis of such reasonable daily or hourly rates as the relevant Agent may notify to the Borrowers' Agent, and is in addition to any fee paid or payable to the Agent under Clause 22 (Fees).

21.18    AGENT AS TRUSTEE

(a) Each of the Facility Agent and the US Security Agent in its capacity as trustee or otherwise under the Security Documents:

         (i) is not liable for any failure, omission or defect in perfecting or registering the security constituted or created by any Finance Document;

         (ii) may accept without enquiry such title as any Obligor may have to any asset secured by any Security Document;

         (iii) is not under any obligation to hold any Transaction Document or any other document in connection with the Finance Documents or the assets secured by any Finance Document (including title deeds) in its own possession or to take any steps to protect or preserve the same; and


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         (iv)     the Facility Agent may permit any Obligor to retain any
                  Transaction Document or other document in its possession.

(b) Except as otherwise provided in the Finance Documents, all moneys which under the trusts contained in the Finance Documents are received by the Facility Agent or the US Security Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Agent in question in any investment authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by that Agent. Additionally, the same may be placed on deposit in the name of or under the control of the relevant Agent at such bank or institution (including any of the Agents) and upon such terms as the Agent in question may think fit.

22.      FEES

22.1     ARRANGEMENT AND AGENCY FEES

         MCE shall make payments to the Arranger and each of the Agents of the amounts, and payable on the dates, set out in the Fee Letter(s) to which the Arranger or the relevant Agent (as appropriate) is party.

22.2     COMMITMENT FEE

(a) MCE shall pay to the Facility Agent for each Bank a commitment fee in Dollars computed at the rate of 1.25% per annum on the undrawn, uncancelled amount of that Bank's Commitment from the date of this Agreement until the end of the Commitment Period.

(b) Accrued commitment fee is payable quarterly in arrears, with the first such payment being due on 30th June, 2001. Accrued commitment fee shall also be payable to the Facility Agent for the relevant Bank(s) on the cancelled amount of its Commitment at the time any cancellation comes into effect.

22.3     VAT

         Any payment or fee referred to in this Clause 22 is exclusive of any value added tax or any other tax which might be chargeable in connection with that payment or fee. If any value added tax or other tax is so chargeable, it shall be paid by the Borrowers at the same time as they pay the relevant fee.

23.      EXPENSES

23.1     INITIAL AND SPECIAL COSTS

         MCE shall immediately on demand pay the Agents and the Arranger the amount of all reasonable costs and expenses (including legal fees) incurred by any of them in connection with:

         (a)      the negotiation, preparation, printing and execution of:

                  (i) this Agreement and any other documents referred to in this Agreement;


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                  (ii)     any other Finance Document (other than a Novation
                           Certificate) executed on or after the date of this Agreement;

         (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor or, in the case of Clause 2.4 (Change of currency), the Facility Agent, and relating to a Finance Document or a document referred to in any Finance Document; and

         (c)      the syndication of the Facility.

23.2     ENFORCEMENT COSTS

         Each Obligor shall promptly on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

24.      STAMP DUTIES

         Each Obligor shall pay, and immediately on demand indemnify each Finance Party against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

25.      INDEMNITIES

25.1     CURRENCY INDEMNITY

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents, or if such a liability is converted into a claim, proof, judgment or order, in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Finance Document:

         (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

         (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Obligor concerned shall immediately on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

         (iii) the Obligor shall immediately on demand pay to the Finance Party concerned any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.


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25.2     OTHER INDEMNITIES

(a) MCE shall immediately on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (i)      the occurrence of any Default;

         (ii)     a change in currency of a country or the operation of Clause
                  2.4 (Change of currency), Clause 20.22 (U.S. Bankruptcy laws) or Clause 31 (Pro rata sharing);

         (iii) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 9.3 (Default interest)) relative to the amount so received; or

         (iv) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by that Finance Party) a Loan not being made after the Borrowers' Agent has delivered a Request.

         MCE's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

(b) MCE irrevocably and unconditionally undertakes that it will, immediately on demand, indemnify the sole Bank as at the date of this Agreement against any loss or liability which the Bank suffers or incurs under or in connection with:

         (i) the letter of credit dated 30th June, 1998 issued by Bank of Scotland; and/or

         (ii) the counter-indemnity agreement of the same date as this Agreement which that Bank has, at MCE's request, given to Bank of Scotland in respect of that letter of credit.

26.      EVIDENCE AND CALCULATIONS

26.1     ACCOUNTS

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

26.2     CERTIFICATES AND DETERMINATIONS

         Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.


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26.3     CALCULATIONS

         Interest (including any applicable Mandatory Cost) and the fee payable under Clause 22.2 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days.

27.      AMENDMENTS AND WAIVERS

27.1     PROCEDURE

(a) Subject to Clause 27.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Borrowers' Agent and the Majority Banks. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause.

(b) The Facility Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

27.2     EXCEPTIONS

(a)      An amendment or waiver not agreed by a Bank and which relates to:

         (i)      the definition of "MAJORITY BANKS" in Clause 1.1
                  (Definitions);

         (ii) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents (including the Margin and any fee payable under Clause 22.2 (Commitment fee));

         (iii)    an increase in that Bank's Commitment;

         (iv) the incorporation of additional borrowers or a change in the identity of either Guarantor;

         (v) a term of a Finance Document which expressly requires the consent of that Bank; or

         (vi) Clause 2.3 (Nature of a Finance Party's rights and obligations), Clause 28.2 (Transfers by Banks), Clause 31 (Pro rata sharing) or this Clause 27,

         is not binding on that Bank.

(b) An amendment or waiver which relates to the rights and/or obligations of the Facility Agent may not be effected without the agreement of the Facility Agent.

(c)      An amendment or waiver of:

         (i) any right of a Borrower or Hedging Bank under any Hedging Agreement; or

         (ii) any other provision of the Finance Documents to the extent that the amendment or waiver in question adversely affects the interests of a Hedging Bank in respect of a


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                  Hedging Agreement to a greater extent than it adversely
                  affects the interests of the Banks in respect of this Agreement,

         may not be effected without the agreement of the Borrower and the Hedging Bank party to that Hedging Agreement.

27.3     WAIVERS AND REMEDIES CUMULATIVE

         The rights of each Finance Party under the Finance Documents:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

28.      CHANGES TO THE PARTIES

28.1     TRANSFERS BY OBLIGORS

         No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

28.2     TRANSFERS BY BANKS

(a) A Bank (the "EXISTING BANK") may, subject to paragraph (b) below, at any time assign, transfer or novate any of its Commitment and/or any of its rights and/or obligations under the Finance Documents to another bank or financial institution (the "NEW BANK").

(b) The prior consent of the Borrowers' Agent is required for any such assignment, transfer or novation, unless the New Bank is another Bank or an Affiliate of a Bank. However, such consent may not be unreasonably withheld or delayed and will be deemed to have been given if, within five Business Days of receipt by the Borrowers' Agent of an application for consent, it has not been expressly refused. Any transfer by a Bank of part of its Commitment must be of an amount of at least $5,000,000.

(c)      A transfer of obligations will be effective only if either:

         (i) the obligations are novated in accordance with Clause 28.3 (Procedure for novations); or

         (ii) the New Bank confirms to the Facility Agent and the Borrowers' Agent that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Facility Agent.


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         On a transfer becoming effective in the manner contemplated by paragraph (ii) above, the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(d) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(e) On each occasion an Existing Bank assigns, transfers or novates any of its Commitment and/or any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Facility Agent for its own account a fee of $1,500.

(f)      An Existing Bank is not responsible to a New Bank for:

         (i) the execution, genuineness, validity, enforceability or sufficiency of any Transaction Document or any other document;

         (ii)     the collectability of amounts payable under any Finance
                  Document; or

         (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(g) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

         (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities, and of the Borrowing Base Assets and Project Documents, in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any of the above documents or matters; and

         (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities, and of the other matters referred to in paragraph (i) above, while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(h)      Nothing in any Finance Document obliges an Existing Bank to:

         (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

         (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

(i) Any reference in this Agreement to a Bank includes a New Bank, but excludes a Bank if no amount is or may be owed to or by that Bank under this Agreement and its Commitment has been cancelled or reduced to nil.


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28.3     PROCEDURE FOR NOVATIONS

(a)      A novation is effected if:

         (i) the Existing Bank and the New Bank deliver to the Facility Agent a duly completed certificate, substantially in the form of Part I of Schedule 5 (a "NOVATION CERTIFICATE"); and

         (ii)     the Facility Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Facility Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

         (i) the Existing Bank and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

         (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

         (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

         (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Facility Agent or, if later, the date specified in the Novation Certificate.

28.4     ADDITIONAL GUARANTORS

(a) Subject to paragraph (c) below, MOC shall procure that each company or other person that becomes one of its Subsidiaries after the date of this Agreement becomes an Additional Guarantor within 14 days of it becoming a Subsidiary by delivering to the Facility Agent a Guarantor Accession Agreement, duly executed by that Subsidiary. Upon execution and delivery of a Guarantor Accession Agreement, the relevant Subsidiary shall automatically become an Additional Guarantor.

(b) Unless otherwise agreed by the Facility Agent, MOC shall procure that, at the same time as a Guarantor Accession Agreement is delivered to the Facility Agent, there is also delivered to the Facility Agent all those other documents listed in Part II of Schedule 2, in each case in form and substance satisfactory to the Facility Agent.


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(c)      If MOC demonstrates to the satisfaction of the Facility Agent that it is illegal for it to comply with its obligations under paragraph (a) above, MOC shall only be obliged so to comply within 14 days after it becomes legal to do so.

(d) The execution of a Guarantor Accession Agreement constitutes confirmation by the Subsidiary concerned that the representations and warranties set out in Clause 18 (Representations and warranties) to be made by it on the date of the Guarantor Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

28.5     REFERENCE BANKS

         If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Facility Agent shall (after consultation with the Borrowers' Agent) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

28.6     REGISTER

         The Facility Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

28.7     NO ADDITIONAL PAYMENTS

         If following:

         (a) any assignment, transfer or novation of all or any part of the rights or obligations of a Bank to a New Bank under this Clause 28; or

         (b)      any change in a Bank's Facility Office,

         any additional amount is required to be paid to the New Bank or that Bank (as the case may be) by any Obligor under Clause 11 (Taxes) or 13 (Increased costs) as a result of laws or regulations in force at the time of that assignment, transfer, novation or change, then the New Bank or Bank (acting through its new Facility Office) will be entitled to receive any such amount only to the extent that the Existing Bank or Bank (acting through its old Facility Office) would have been so entitled had there been no assignment, transfer, novation or change in Facility Office.

29.      DISCLOSURE OF INFORMATION

(a) Subject to paragraph (b) below, each Finance Party undertakes to the Borrowers' Agent to keep confidential all information received by it in relation to the Finance Documents and not disclose it to any third party (other than another Finance Party) except to the extent that:

         (i) disclosure is to its directors, officers, employees, servants, subcontractors (or their professional advisers) or agents to the extent necessary to enable it to monitor, perform (or to cause to be performed) or enforce any of its rights or obligations under or in respect of any Finance Document;


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         (ii)     disclosure is required by or pursuant to any law or regulation or the rules or any order of any court, tribunal or agency of competent jurisdiction;

         (iii)    disclosure is to its legal or other professional advisers;

         (iv) the information has, except as a result of breach of confidentiality by the Finance Party in question, become publicly available or generally know to the public at the time of such disclosure;

         (v) the information is already lawfully in the possession of the recipient or lawfully known to him prior to such disclosure;

         (vi) disclosure is necessary in order to enforce its rights under or in respect of a Finance Document;

         (vii) disclosure is to any banking, taxation or other governmental or regulatory authority which is lawfully entitled to that disclosure or to which the Finance Party is accustomed to disclose; or

         (viii)   disclosure to another Finance Party,

         in all of which cases the Finance Party concerned may disclose the relevant information.

(b) A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

         (i)      a copy of any Finance Document; and

         (ii) any information which that Bank has acquired under or in connection with any Finance Document.

30.      SET-OFF

         A Finance Party may set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.


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31.      PRO RATA SHARING

31.1     REDISTRIBUTION

         If any amount owing by an Obligor under the Finance Documents to a Finance Party (the "RECOVERING FINANCE PARTY") is discharged by payment, set-off or any other manner other than through the Facility Agent in accordance with Clause 10 (Payments) (a "RECOVERY"), then:

         (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Facility Agent;

         (b) the Facility Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Facility Agent and distributed in accordance with Clause 10 (Payments);

         (c) subject to Clause 31.3 (Exception), the recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "REDISTRIBUTION") equal to the excess;

         (d) the Facility Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 10 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 10.7 (Partial payments); and

         (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

31.2     REVERSAL OF REDISTRIBUTION

         If under Clause 31.1 (Redistribution):

         (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

         (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

         each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Facility Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for a period whilst it held the re-distribution. Thereupon the subrogation in Clause 31.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.


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31.3     EXCEPTIONS

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 31.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

32.      SEVERABILITY

         If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

33.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.      NOTICES

34.1     GIVING OF NOTICES

         All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter, telex or facsimile. Any such notice will be deemed to be given as follows:

         (a)      if by letter, when delivered personally or on actual receipt;

         (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

         (c)      if by facsimile, when received in legible form.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.


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34.2     ADDRESSES FOR NOTICES

(a) The address and facsimile number of each Party (other than the Borrowers' Agent and the Facility Agent) for all notices under or in connection with this Agreement are:

         (i) those notified by that Party for this purpose to the Facility Agent on or before it becomes a Party; or

         (ii) any other notified by that Party for this purpose to the Facility Agent by not less than five Business Days' notice.

(b)      The address and facsimile number of the Borrowers' Agent are:

         Madison/Chart Energy S.C.S.
         13/15 Boulevard de la Madeleine
         75001 Paris
         France
         Attention: Erik Dalbiez

         Facsimile No: (+33) 1 47 03 33 71

         with a copy to:

         Madison Oil Company
         9400 North Central Expressway
         Suite 1209
         Dallas
         Texas 75231
         USA
         Attention: Richard Preston

         Facsimile No: (+1) 214 373 7892

         or such other as the Borrowers' Agent may notify to the other Parties by not less than five Business Days' notice (provided that there is at all times only a single address and facsimile number for all of the Obligors).

(c)      The address and facsimile number of the Facility Agent are:

         Global Syndications and Loans - Agency Division
         5 The North Colonnade
         Canary Wharf
         London E14 4BB

         Facsimile No: 0207 773 4893

         For the attention of: Frank Rogers


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

         or such other as the Facility Agent may notify to the other Parties by not less than five Business Days' notice.

(d)      All notices from or to an Obligor shall be sent through the Facility
         Agent.

(e) The Facility Agent shall, promptly upon request from any Party, give to that Party the address, telex number or facsimile number of any other Party applicable at the time for the purposes of this Clause.

35.      JURISDICTION

35.1     SUBMISSION

         For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

35.2     SERVICE OF PROCESS

         Without prejudice to any other mode of service, each Obligor:

         (a) irrevocably appoints Law Debenture Corporate Services Limited, 100 Wood Street, 5th Floor, London EC2V 7EX - Facsimile No 020 7606 0643 as their agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

         (b) irrevocably appoints Corporation Service Company, Two World Trade Centre, Suite 8746, New York NY 10048 - Facsimile No 00 1 212 299 9102 as its agent for service of process in relation to any proceedings before any courts located in the State of New York in connection with any Finance Document;

         (c) agrees to maintain an agent for service of process in England and in the State of New York until all Commitments have terminated and the Loans and all other amounts payable under the Finance Documents have been finally, irrevocable and indefeasibly repaid in full;

         (d) agrees that failure by a process agent to notify the Obligors of the process will not invalidate the proceedings concerned;

         (e) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 34.2 (Addresses for notices); and

         (f) agrees that if the appointment of any person mentioned in paragraph (a) above ceases to be effective, the Obligors shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent is entitled to appoint such a person by notice to the Original Borrower or the Guarantor (as the case may be); and

         (g) Without prejudice to paragraph (a) above and for the benefit of each Finance Party, each Obligor agrees that any New York State court or Federal court sitting in New York City has jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of those courts.

35.3     FORUM CONVENIENCE AND ENFORCEMENT ABROAD

         Each Obligor:

         (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

         (b) agree that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction (to the extent permitted by applicable law).

35.4     NON-EXCLUSIVITY

         Nothing in this Clause 35 limits the right of a Finance Party to bring proceedings against the Borrower in connection with any Finance
         Document:

         (a)      in any other court of competent jurisdiction; or

         (b)      concurrently in more than one jurisdiction.

36.      GOVERNING LAW

         This Agreement is governed by English law.

37.      WAIVER OF JURY TRIAL

         THE OBLIGORS AND THE FINANCE PARTIES WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM ANY FINANCE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THE FINANCE DOCUMENTS. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                     PARTIES

                                     PART I

                                    BORROWERS


          ENTITY                                   JURISDICTION OF INCORPORATION      REGISTERED NO.
MADISON OIL COMPANY EUROPE                                     Delaware                234 1168

MADISON OIL FRANCE S.A.                                         France                 408 559 136

MADISON/CHART ENERGY S.C.S.                                     France                 391 727 450

                                     PART II

                                   GUARANTORS


          ENTITY                                   JURISDICTION OF INCORPORATION      REGISTERED NO.
MADISON OIL COMPANY                                            Delaware                325 8221

MADISON PETROLEUM INC.                                         Delaware                234 1166

MADISON OIL COMPANY EUROPE                                     Delaware                234 1168

MADISON OIL FRANCE S.A.                                         France                 408 559 136

MADISON/CHART ENERGY S.C.S.                                     France                 391 727 450

MADISON (TURKEY) INC                                           Delaware                100 82895

MADISON OIL TURKEY INC                                         Liberia

                                    PART III

                              BANKS AND COMMITMENTS


BANKS                                                          COMMITMENTS
                                                                   ($)
Barclays Bank PLC                                               $23,000,000
                                                                -----------

Total Commitments                                               $23,000,000
                                                                -----------

                                   SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

                                     PART I

                          INITIAL CONDITIONS PRECEDENT


1.       OBLIGORS

(a)      A copy of the full constitutional documents of each Obligor;

(b) a copy of a resolution of the respective board of directors of each Obligor;

         (i) approving the terms of, and the transactions contemplated by, each Finance Document to which it is to be party and resolving that it execute each such Finance Document;

         (ii) authorising a specified person or persons to execute each such Finance Document on its behalf;

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notice to be signed and/or despatched by it under or in connection with the Finance Documents;

(c) for each Obligor, a specimen signature of each person authorised by the resolutions referred to in paragraph (b) above;

(d)      a copy of each Obligor's most recent audited accounts (if any);

(e)      a copy of a "Bringdown Certificate" for each Obligor; and

(f) a copy of a Certificate of Status (or the equivalent thereof) for each Obligor.

2.       OBLIGORS' CERTIFICATE

         A certificate of a person who is both a director and an authorised signatory of each of the Obligors certifying that:

         (a) the borrowing of the Total Commitments in full would not cause any borrowing limit binding on any Obligor to be exceeded; and

         (b) each copy document specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

3.       INITIAL FINANCE DOCUMENTS

         Originals of the following documents duly executed by all of their respective parties:

         (a)      (i)      the Receivables Assignment Agreement;

                  (ii)     the Charge on Cash;

                  (iii)    the Insurance Pledge Agreement;

         (b) draft Share Pledge Agreement in respect of all of MCE's issued shares in an agreed form;

         (c) draft Shares Account Pledge Agreement in respect of all of MOF's issued shares in an agreed form;

         (d) Stock Pledge Agreement in respect of all of MOCE's issued shares;

         (e) Stock Pledge Agreement in respect of all of MPI's and Madison Turkey's issued shares;

         (f)      Mortgage of Shares in respect of all of MOTI's shares.

         (g) Subordination Agreement between MOC, the Facility Agent on behalf of the senior creditors and PHD Partners L.P. as junior creditors;

         (h) Subordination Agreement between members of the Madison Group as debtors, the Facility Agent for the senior creditors and MOF, MOC, MOCE and MPI as junior creditors; and

         (i)      the Fee Letters.

4.       PERFECTION OF SECURITY

(a) Share certificates and share transfers, executed in blank, in respect of all of the issued shares of each of the following Obligors:

         (i)      MOCI;

         (ii)     MPI;

         (iii)    MOCE; and

         (iv)     Madison Turkey;

(b)      Evidence that notice of assignment has been, or will be, given to:

         (i) the counterparties to such of the Project Documents as the Facility Agent may require;

         (ii)     the insurers in respect of all Insurances; and

         (iii)    the Account Bank in respect of the Control Accounts;

5.       BORROWING BASE ASSETS, INITIAL CONTRACTS ETC

(a)      Copies of the following documents:

         (i)      the executed Sale and Purchase Agreement;

         (ii) the concession and all relevant licences in respect of each Borrowing Base Asset;

         (iii) Intra-group Management Agreement between MPI (formerly known as Madison Oil Company, Inc.) and MCE;

         (iv) confirmation that the outstanding debt owed to PHD under the PHD loan agreement has been assigned to MOC;

         (v)      copies of book entries evidencing intra-group loans;

         (vi)     Elf off-take agreement and related documentation;

         (vii) Elf hedging agreement including the general terms and conditions of derivative transactions for Elf Trading S.A.;

(b) legal opinion from Freshfields confirming MCE has good title to each of the Borrowing Base Assets, and that all authorisations necessary for the development and exploration of the Borrowing Base Assets as contemplated by the initial Forecast have been obtained;

(c) evidence that the Sale and Purchase Agreement is within the powers of, has been duly executed by and is binding on all of the parties to it;

(d) legal opinion from Freshfields confirming MCE's tax position and in particular, that it will not be required to pay tax at any time before the Final Repayment Date;

(e) an independent engineer's report in relation to each of the Borrowing Base Assets; and

(f) evidence that all Insurances satisfactory to the Technical Agent are in full force and effect.

6.       MISCELLANEOUS

(a)      The Computer Model and initial Forecast;

(b)      evidence that MCE has opened each of the Control Accounts;

(c)      a copy of the Information Package;

(d) evidence that all authorisations required for the entry into and performance of each of the Finance Documents and the Sale and Purchase Agreement have been obtained;

(e)      evidence that, at or immediately upon the first Loan being borrowed:

         (i) the Sale and Purchase Agreement will be completed and confirmation from the vendor that all conditions precedent to that agreement have been satisfied and that MOF will be the owner of all of MCE's issued shares (other than one share held by MOCE);

         (ii)     all amounts outstanding, accrued or owing under:

                  (A)      the Bank of Scotland Credit Agreement:

                  (B)      the Bridge Facility Letter; and

                  (C) the outstanding loan owed by MCE to the Chart Group (referred to in paragraph 3.11 of the Sale and Purchase Agreement),

                  will be repaid and paid in full and all security for such amounts will be irrevocably released;

(f)      Legal opinions from:

         (a) Allen & Overy in relation to matters of English, French and relevant US law; and

         (b)      Hill, Betts & Nash in relation to matters of Liberian law.

                                     PART II

                CONDITIONS PRECEDENT FOR AN ADDITIONAL GUARANTOR


1. A Guarantor Accession Agreement, duly executed as a deed by the Additional Guarantor.

2. A copy of the memorandum and articles of association and certificate of incorporation of the Additional Guarantor.

3.       A copy of a resolution of the board of directors of the Additional
         Guarantor:

         (a) approving the terms of, and the transactions contemplated by, each Finance Document to which it is to be a party and resolving to execute the Guarantor Accession Agreement;

         (b) authorising a specified person or persons to execute the Guarantor Accession Agreement; and

         (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

4. A specimen of the signature of each person authorised by the resolutions referred to in paragraph (3) above.

5. A certificate of a person who is both a director and an authorised signatory of the Additional Guarantor certifying that:

         (a) the borrowing of the Total Commitments in full would not cause any borrowing limit on the Additional Guarantor to be exceeded; and

         (b)      each copy document relating to it which is specified in this
                  Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement.

6. A copy of any other authorisation or other document, legal opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Finance Documents or for the validity and enforceability of any Finance Document.

7.       A copy of the latest audited accounts of the Additional Guarantor;

8. A legal opinion of an independent firm of lawyers (acceptable to the Facility Agent), addressed to the Finance Parties.

                                   SCHEDULE 3

                        CALCULATION OF THE MANDATORY COST


(a) The Mandatory Cost for a Loan for each of its Interest Periods is the rate determined by the Facility Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Reference Banks to the Facility Agent and calculated in accordance with the following formula:

         BY + S(Y-Z) + F x 0.01 % per annum
         ----------------------
               100-(B + S)

         where on the day of application of the formula:

         B is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y is LIBOR at or about 11.00 a.m. on that day for the relevant Interest Period;

         S is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires the Reference Bank to place as a special deposit;

         Z is the interest rate per annum allowed by the Bank of England on special deposits; and

         F is the charge payable by the Reference Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero), expressed in pounds per Pound Sterling1,000,000 of the fee base of the Reference Bank.

(b)      For the purposes of this Schedule 3:

         (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England; and

         (ii)     "FEE BASE" has the meaning given to it in the Fees
                  Regulations;

         (iii) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 1998 and/or any regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) If a Reference Bank does not supply a rate to the Facility Agent, the applicable Mandatory Cost will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

(e)      (i) The formula is applied on the first day of the relevant Interest
         Period.

         (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(f) If the Facility Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Facility Agent (after consultation with the Banks) shall notify the Borrowers' Agent of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Facility Agent shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 4

                                 FORM OF REQUEST


To:      BARCLAYS BANK PLC as Facility Agent

From:    MADISON CHART SCS
                                              Date: [                   ], 2001


MADISON OIL COMPANY EUROPE, MADISON OIL FRANCE S.A. AND MADISON CHART ENERGY
SCS $23,000,000 REVOLVING CREDIT FACILITY DATED [           ], 2001.

1.       We wish to borrow a Loan as follows:

         (a)      Tranche: [          ]

         (b)      Borrower: [                   ]

         (c)      Drawdown Date: [                   ]

         (d)      Amount: [                      ]

         (e)      First Interest Period: [                ]

         (f)      Payment instructions: [                   ].

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.



By:

MADISON CHART SCS
Authorised Signatory

                                   SCHEDULE 5

                             CHANGES TO THE PARTIES

                                     PART I

                          FORM OF NOVATION CERTIFICATE


To:      BARCLAYS BANK PLC as Facility Agent

From:    [THE EXISTING BANK] and [THE NEW BANK]        Date: [          ], 2001


MADISON OIL COMPANY EUROPE, MADISON OIL FRANCE S.A. AND MADISON CHART ENERGY SCS
$23,000,000 REVOLVING CREDIT FACILITY DATED [                ], 2001.

We refer to Clause 28.3 (Procedure for novations).

1.       We [                   ] (the "EXISTING BANK") and [                ]
         (the "NEW BANK") agree to the Existing Bank and the New Bank novating all the Existing Bank's Commitment (or part), rights and obligations referred to in the Schedule in accordance with Clause 28.3 (Procedure for novations).

2. The specified date for the purposes of Clause 28.3(c) (Procedure for novations) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 34.2 (Addresses for notices) are set out in the Schedule.

4.       This Novation Certificate is governed by English law.


                                  THE SCHEDULE

                 COMMITMENT/RIGHTS AND OBLIGATIONS TO BE NOVATED

[Insert relevant details].

[NEW BANK]

[Facility Office                             Address for notices]

[Existing Bank]                         [New Bank]           BARCLAYS BANK PLC

By:                                     By:                  By:

Date:                                   Date:                Date:

                                     PART II

                      FORM OF GUARANTOR ACCESSION AGREEMENT


To:      BARCLAYS BANK PLC as Facility Agent

From:    [PROPOSED GUARANTOR]
                                        Date: [                              ]

         MADISON OIL COMPANY EUROPE, MADISON OIL FRANCE S.A. AND MADISON CHART ENERGY SCS $23,000,000 REVOLVING CREDIT FACILITY DATED [DATE] (THE "CREDIT AGREEMENT")

We refer to Clause 28.4 (Additional Guarantors).

We, [name of company] of [Registered Office] (Registered no. [               ])
agree to become an Additional Guarantor and to be bound by the terms of the Credit Agreement as an Additional Guarantor in accordance with Clause 28.4 (Additional Guarantors).

Our address for notices for the purposes of Clause 34.2 (Addresses for notices) is:

[


                                            ]

This Guarantor Accession Agreement is entered into by way of deed and is governed by English law.


*[EXECUTED as a deed by         )
[PROPOSED GUARANTOR]            )                        Director
acting by [NAME of              )
DIRECTOR] and [NAME of          )
DIRECTOR/SECRETARY]]            )                        Director/Secretary




--------
* Note: Substitute execution clause for foreign companies where appropriate.

                                   SCHEDULE 6

                      TOTAL COMMITMENTS REDUCTION SCHEDULE


                     REDUCTION DATE                                                 ($)
                    -----------------                                            ----------
                     7th July, 2001                                              22,500,000
                    7th January, 2002                                            20.000,000
                     7th July , 2002                                             17,500,000
                    7th January, 2003                                            15,000,000
                     7th July, 2003                                              12,500,000
                    7th January, 2004                                            10,000,000
                     7th July, 2004                                               7,500,000
                    7th January, 2005                                             5,000,000
                     7th July, 2005                                               2,500,000
                    7th January, 2006                                                 0

                                   SIGNATORIES


BORROWERS

MADISON OIL COMPANY EUROPE

By:      /s/ J. Joseph Ciavarra


MADISON OIL FRANCE S.A.

By:      /s/ Patrick Pinot


MADISON/CHART ENERGY S.C.S.

By:      /s/ Patrick Pinot


GUARANTORS

MADISON OIL COMPANY EUROPE

By:      /s/ J. Joseph Ciavarra

MADISON OIL FRANCE S.A.

By:      /s/ Patrick Pinot

MADISON/CHART ENERGY S.C.S.

By:      /s/ Patrick Pinot

MADISON OIL COMPANY

By:      /s/ J. Joseph Ciavarra

MADISON PETROLEUM INC.

By:      /s/ J. Joseph Ciavarra

MADISON (TURKEY) INC.

By:      /s/ J. Joseph Ciavarra

MADISON OIL TURKEY INC

By:     /s/ J. Joseph Ciavarra

ARRANGER

BARCLAYS CAPITAL

By:      /s/ Colin Bousfield


BANKS

BARCLAYS BANK PLC

By:      /s/ Colin Bousfield


FACILITY AGENT

BARCLAYS BANK PLC

By:      /s/ Colin Bousfield


US SECURITY AGENT

BARCLAYS BANK PLC, NEW YORK BRANCH

By:      /s/ Roger Bridge